                                                                   EXHIBIT 10.25

          INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE
                         TELECOMMUNICATIONS ACT OF 1996

                         Dated as of December 18, 1998


                                 by and between


                          NEW YORK TELEPHONE COMPANY,
                                     d/b/a
                            BELL ATLANTIC - NEW YORK

                                      and

                            COMMUNITY NETWORKS, INC.

          INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE
                         TELECOMMUNICATIONS ACT OF 1996


     This Interconnection Agreement (this "Agreement"), under Sections 251 and 252 of the Telecommunications Act of 1996 (the "Act"), is effective as of the 18th day of December, 1998 (the "Effective Date"), by and between New York Telephone Company, d/b/a Bell Atlantic -New York ("BA"), a New York corporation with offices at 1095 Avenue of the Americas, New York, NY 10036, and Community Networks, Inc. ("Community"), a New York corporation with offices at 45-18 Court Square, Suite 403, Long Island City, NY 11101 (each a "Party" and, collectively, the "Parties").

     WHEREAS, Community has requested that BA make available to Community Interconnection, service and unbundled Network Elements upon the same terms and conditions as provided in the Interconnection Agreement (and amendments thereto) between MGC Communications, Inc. and BA, dated as of April 3, 1998, for New York, approved by the Public Service Commission ("Commission") under Section 252 of the Act (the "Separate Agreement") and attached as Appendix 1 hereto; and

     WHEREAS, BA has undertaken to make such terms and conditions available to Community hereby only because of and, to the extent required by, Section 252(i) of the Act.

     NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Community and BA hereby agree as follows:

     1.0  Incorporation of Appendices by Reference

     1.1 Except as expressly stated herein, the terms and conditions of the Separate Agreement (as set forth in Appendix 1 hereto), as it is in effect on the date hereof after giving effect to operation of law, and of the other Appendix hereto, are incorporated by reference in their entirety herein and form an integral part of this Agreement.

     1.2 References in Appendix 1 hereto to MGC Communications, Inc. or to MGC shall for purposes of this Agreement be deemed to refer to Community.

     1.3 References in Appendix 1 hereto to the "Effective Date", the date of effectiveness thereof and like provisions shall for purposes of this Agreement be deemed to refer to the date first written above. Unless terminated earlier in accordance with the terms of Appendix 1 hereto, this Agreement shall continue in effect until the Separate Agreement expires or is otherwise terminated.

     1.4 All references in Appendix 1 hereto to "800/888" shall be deleted in their entirety and replaced with the following: "800/888/877".

     1.5 Notices to Community under Section 29.10 of Appendix 1 hereto shall be sent to the following address:

          Community Networks, Inc.
          Chief Operating Officer
          45-18 Court Square
          Suite 403
          Long Island City, NY  11101
          Telephone:  (718) 706-9413
          Facsimile:  (718) 706-9411

     1.6 Notices to BA under Section 29.10 of Appendix 1 hereto shall be sent to the following address:

          President - Telecom Industry Services
          Bell Atlantic Corporation
          1095 Avenue of the Americas
          40th Floor
          New York, New York 10036
          Facsimile: (212) 597-2585

          with a copy to:

          Bell Atlantic Network Services, Inc.
          Attn: Jack H. White
                Associate General Counsel
          1320 N. Court House Road, 8th Floor
          Arlington, Virginia 22201
          Telephone:  (703) 974-1368
          Facsimile:  (703) 974-0744
          with a copy to:

          Bell Atlantic Corporation
          1095 Avenue of the Americas
          Room 3732
          New York, NY 10036
          Attn: Sandra Thom
                General Counsel
          Telephone:  (212) 395-6515
          Facsimile:  (212) 768-7568

     1.7 Schedule 4.0 set forth at Appendix 2 hereto shall replace and supersede in its entirety Schedule 4.0 of Appendix 1 hereto.

     2.0  Clarifications

     2.1 Section 1.50, definition of "Local Traffic", and Section 5.7.3 on Reciprocal Compensation arrangements, in each case of Appendix 1 hereto, are hereby deleted in their entirety and replaced as follows:

          "1.50 "Local Traffic" means traffic that is originated by a Customer of one Party on that Party's network and terminates to a Customer of the other Party on that other Party's network, within a given local calling area, or expanded area service ("EAS") area, as defined in BA's effective Customer tariffs, or, if the Commission has defined local calling areas applicable to all LEC's, then as so defined by the Commission. In addition, Local Traffic does not include any traffic that is transmitted to or returned from the Internet at any point during the duration of the transmission ("Internet Traffic")."

          "5.7.3 The Reciprocal Compensation arrangements set forth in this Agreement are not applicable to Switched Exchange Access Service or to any other IntraLATA or InterLATA calls originated on a third party carrier's network on a 1+ presubscribed basis or a casual dialed (10XXX or 101XXXX) basis or other forms of exchange access, including origination or termination of Internet Traffic. All Switched Exchange Access Service and all Toll Traffic shall continue to be governed by the terms and conditions of the applicable federal and state Tariffs or the terms and conditions of section 6.3, if applicable. To the extent that either Party is unable to measure the volume of such traffic, the Parties agree to work cooperatively to estimate such traffic volume. Unless otherwise provided under Applicable Law, Reciprocal Compensation arrangements shall apply to IntraLATA Toll Traffic originated on one Party's network and delivered by that Party to the other Party's network."

     2.2 The Parties agree that if any judicial or regulatory authority of competent jurisdiction determines (or has determined) that BA is not required to furnish any service or item or provide any benefit to Telecommunications Carriers otherwise required to be furnished or provided to Community hereunder, then BA may, at its sole option, avail itself of any such determination by providing written notice thereof to Community.

     2.3 The entry into, filing and performance by BA of this Agreement does not in any way constitute a waiver by BA of any of the rights and remedies it may have to seek review of any of the provisions of the Separate Agreement, or to petition the Commission, other administrative body or court for reconsideration or reversal of any determination made by any of them, or to seek review in any way of any portion of this Agreement in connection with Community's election under Section 252(i) of the Act.

     2.4 Notwithstanding any other provisions of this Agreement, BA shall have no obligation to perform under this Agreement until such time as Community has obtained a Certificate of Public Convenience and Necessity ("CPCN") or such other Commission authorization as may be required by law as a condition for conducting business in the State of New York as a local exchange carrier.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of this 18th day of December, 1998.


COMMUNITY NETWORKS, INC. BELL ATLANTIC- NEW YORK


By:                                   By:
   -------------------------------       ----------------------------------
Printed:                              Printed:     Jeffrey A.  Masoner
         -------------------------             ----------------------------

Title:                                Title:  Vice President-Interconnection
       ----------------------------           ------------------------------
                                               Services Policy & Planning
                                              ------------------------------

              [Letterhead of Bell Atlantic Network-Services, Inc.]


                                                       December 18, 1998


VIA OVERNIGHT MAIL
------------------

Eric G. Roden
Chief Operating Officer
Community Networks, Inc.
45-18 Court Square
Suite 403
Long Island City, NY 11101

          RE:  Interconnection Agreement between Bell Atlantic
               and Community Networks, Inc. for New York
               -----------------------------------------------

Dear Mr. Roden:

     In an Order released on October 30, 1998 in CC Docket 98-79, the FCC ruled that traffic that originates on a carrier's network and then terminates over the Internet via the facilities of an Internet Service Provider ("ISP") comprises a single call. The FCC also ruled that such traffic, when carried over ADSL facilities, is jurisdictionally interstate, and not local. A further order and notice of proposed rulemaking is to be released in the next several days.

     In light of these developments, and to avoid any other confusion about the issue, Bell Atlantic is not in a position at this time to execute any interconnection agreement that does not explicitly state both that Internet traffic is not local, and that Bell Atlantic is not obligated to pay reciprocal compensation on such traffic. Accordingly, our proposed agreements have been modified to eliminate any possible confusion about the intended and literal meaning of the contract language.

     Please sign the flagged signature pages and return both signature pages to my attention at the above address. The documents will then be forwarded to Jeffrey A. Masoner for his signature and we will send back one executed set of signature pages to your attention.

     If you have any questions please contact me on (212) 395-3256.

                                              Sincerely,

                                              Robin L. Calcagno

                                   APPENDIX 1

          INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE
                         TELECOMMUNICATIONS ACT OF 1996

                           Dated as of April 3, 1998



                                 by and between



                            BELL ATLANTIC - NEW YORK

                                      and

                            MGC COMMUNICATIONS, INC.

      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


                               TABLE OF CONTENTS

Section                                                                    Page
-------                                                                    ----
1.0         DEFINITIONS.......................................................2

2.0         INTERPRETATION AND CONSTRUCTION..................................13

3.0         SCOPE............................................................13

4.0         INTERCONNECTION PURSUANT TO SECTION 251(c)(2)....................14
            4.1  Scope.......................................................14
            4.2  Physical Architecture.......................................15
            4.3  Technical Specifications....................................16
            4.4  Interconnection in Additional LATAs.........................17
5.0         TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE
            TRAFFIC PURSUANT TO SECTION 251(c)(2)............................17
            5.1  Scope of Traffic............................................17
            5.2  Switching System Hierarchy..................................18
            5.3  Trunk Group Architecture and Traffic Routing................19
            5.4  Signaling...................................................20
            5.5  Grades of Service...........................................20
            5.6  Measurement and Billing.....................................21
            5.7  Reciprocal Compensation Arrangements -- Section 251(b)(5)...21

6.0         TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC
            PURSUANT TO 251(c)(2).........................................   23
            6.1  Scope of Traffic.........................................   23
            6.2  Trunk Group Architecture and Traffic Routing.............   23
            6.3  Meet-Point Billing Arrangements..........................   24

7.0         TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC...........   24
            7.1  Information Services Traffic.............................   24
            7.2  Tandem Transit Service ("Transit Service")...............   26
            7.3  911/E911 Arrangements....................................   27

      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement




8.0     NUMBER RESOURCES, RATE CENTERS AND RATING POINTS...................   28

9.0     NETWORK MAINTENANCE AND MANAGEMENT; OUTAGES........................   29
        9.1  Cooperation...................................................   29
        9.2  Responsibility for Following Standards........................   29
        9.3  Interference or Impairment....................................   29
        9.4  Repeated or Willful Noncompliance.............................   30
        9.5  Outage Repair Standard........................................   30
        9.6  Notice of Changes -- Section 251(c)(5)........................   30
        9.7  Fraud.........................................................   30

10.0    JOINT NETWORK CONFIGURATION AND GROOMING PROCESS; AND
        INSTALLATION, MAINTENANCE, TESTING AND REPAIR......................   31
        10.1  Joint Network Configuration and Grooming Process.............   31
        10.2  Installation, Maintenance, Testing and Repair................   31
        10.3  Network Reliability Council..................................   32
        10.4  Forecasting, Requirements for Trunk Provisioning.............   32
        10.5  Demand Management Forecasts..................................   33

11.0    UNBUNDLED ACCESS -- SECTION 251(c)(3)..............................   33
        11.1  Available Network Elements...................................   34
        11.2  Unbundled Local Loop ("ULL") Types...........................   34
        11.3  Unbundled Switching Elements.................................   36
        11.4  Unbundled Inter Office Facilities............................   36
        11.5  Operations Support Systems...................................   36
        11.6  Limitations on Unbundled Access..............................   36
        11.7  Availability of Other Network Elements on an Unbundled Basis.   37
        11.8  Provisioning of Unbundled Local Loops........................   38
        11.9  Maintenance of Unbundled Network Elements....................   39
        11.10 Other Terms and Conditions Including Rates and Charges.......   40

12.0    RESALE -- SECTIONS 251(c)(4) and 251(b)(1).........................   40
        12.1  Availability of Wholesale Rates for Resale...................   40
        12.2  Availability of Retail Rates for Resale......................   40
        12.3  Additional Terms Governing Resale and Use of BA Services.....   40

13.0    COLLOCATION -- SECTION 251(c)(6)...................................   41

      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement




        13.6  Dedicated Transit Service....................................   43

14.0    NUMBER PORTABILITY-SECTION 251(B)(2)...............................   43
        14.1  Scope........................................................   43
        14.2  Procedures for Providing INP Through Remote Call Forwarding..   44
        14.3  Procedures for Providing INP Through Route Indexing..........   45
        14.4  Procedures for Providing INP Through Full NXX Code Migration.   46
        14.5  Other Interim Number Portability Options.....................   46
        14.6  Receipt of Terminating Compensation on Traffic to INP'ed
              Numbers......................................................   46
        14.7  Recovery of INP Costs Pursuant to FCC Order and Rulemaking...   47

15.0    DIALING PARITY -- SECTION 251(b)(3)................................   48

16.0    ACCESS TO RIGHTS-OF-WAY -- SECTION 251(b)(4).......................   48

17.0    DATABASES AND SIGNALING............................................   48

18.0    COORDINATED SERVICE ARRANGEMENTS...................................   48
        18.1  Intercept and Referral Announcements.........................   48
        18.2  Coordinated Repair Calls.....................................   49
        18.3  Customer Authorization.......................................   49

19.0    DIRECTORY SERVICES ARRANGEMENTS....................................   50
        19.1  Directory Listings and Directory Distributions...............   50
        19.2  Directory Assistance and Operator Services...................   52
        19.3  Directory Assistance Call Completion.........................   53
        19.4  Directory Assistance Credits.................................   54
        19.5  Direct Access to Directory Assistance........................   55
        19.6  Inward Operator Services.....................................   55
        19.7  Operator Services............................................   56
        19.8  0+ Mechanized Operator Calls (Calling Card, Collect, Bill to
              Third Number)................................................   57
        19.9  0- Operator Handled Calls (Calling Card, Collect, Bill to
              Third Number)................................................   57
        19.10 Operator Emergency Bulletin Service..........................   58
        19.11 Operator Passthrough Service.................................   58

20.0   COORDINATION WITH TARIFF TERMS......................................   59

      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


21.0    INSURANCE..........................................................   60

22.0    TERM AND TERMINATION...............................................   61

23.0    DISCLAIMER OF REPRESENTATIONS AND WARRANTIES.......................   61

24.0    CANCELLATION CHARGES...............................................   62

25.0    INDEMNIFICATION....................................................   62

26.0    LIMITATION OF LIABILITY............................................   63

27.0    PERFORMANCE STANDARDS FOR SPECIFIED ACTIVITIES.....................   64
        27.1  Performance Standards........................................   64
        27.2  Performance Reporting........................................   64

28.0    COMPLIANCE WITH LAWS; REGULATORY APPROVAL..........................   64
29.0    MISCELLANEOUS......................................................   66
        29.1  Authorization................................................   66
        29.2  Independent Contractor.......................................   66
        29.3  Force Majeure................................................   66
        29.4  Confidentiality..............................................   67
        29.5  Choice of Law................................................   68
        29.6  Taxes........................................................   68
        29.7  Assignment...................................................   69
        29.8  Billing and Payment; Disputed Amounts........................   69
        29.9  Dispute Resolution...........................................   70
       29.10  Notices......................................................   72
       29.11  Section 252(i) Obligations...................................   73
       29.12  Joint Work Product...........................................   73
       29.13  No Third Party Beneficiaries; Disclaimer of Agency...........   73
       29.14  No License...................................................   74
       29.15  Technology Upgrades..........................................   75
       29.16  Survival.....................................................   75
       29.17  Entire Agreement.............................................   75
       29.18  Counterparts.................................................   75

      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement



       29.19  Modification, Amendment, Supplement, or Waiver...............   75
       29.20  Successors and Assigns.......................................   76
       29.21  Publicity and Use of Trademarks or Service Marks.............   76
       29.22  Restructured/New Rates.......................................   76
       29.23  Integrity of BELL ATLANTIC Network...........................   76

      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


LIST OF SCHEDULES AND EXHIBITS


Schedules
---------

Schedule 1.0            Certain Terms As Defined in the Act

Schedule 4.0            Network Interconnection Schedule

Schedule 7.1.4          Billing Arrangements for Variable-Rated Information
                        Services Calls


Exhibits
--------

Exhibit A               Bell Atlantic - New York and MGC Pricing Schedule

Exhibit B               Network Element Bona Fide Request

      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement



          INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE
                         TELECOMMUNICATIONS ACT OF 1996

     This Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 ("Agreement"), is effective as of the Third day of April, 1998 (the "Effective Date"), by and between New York Telephone Company d/b/a Bell Atlantic-New York ("BA" or "Bell Atlantic"), a New York corporation with offices at 1095 Avenue of the Americas, New York NY 10036, and MGC Communications, Inc. ("MGC"), a Nevada corporation, with offices at 3301 North Buffalo Drive, Las Vegas, Nevada 89129.

     WHEREAS, the Parties want to interconnect their networks at mutually agreed upon points of interconnection to provide Telephone Exchange Services, Switched Exchange Access Services, and other Telecommunications Services (all as defined below) to their respective customers;

     WHEREAS, the Parties are entering into this Agreement to set forth the respective obligations of the Parties and the terms and conditions under which the Parties will interconnect their networks and provide other services as required by the Act (as defined below) and additional services as set forth herein; and

     WHEREAS, Sections 251, 252, and 271 of the Telecommunications Act of 1996 have specific requirements for interconnection, unbundling, and service resale, commonly referred to as the "Checklist", and the Parties intend that this Agreement meet those Checklist requirements.

     NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MGC and BA hereby agree as follows:

     This Agreement sets forth the terms, conditions and pricing under which BA and MGC (individually, a "Party" and collectively, the "Parties") will offer and provide to each other network Interconnection, access to Network Elements, ancillary services, and wholesale Telecommunications Services available for resale within each LATA in which they both operate within New York State. As such, this Agreement is an integrated package that reflects a balancing of interests critical to the Parties. It will be submitted to the New York Public Service Commission, and the Parties will specifically request that the Commission refrain from taking any action to change, suspend or otherwise delay implementation of the Agreement. So long as the Agreement remains in effect, neither Party shall advocate before any legislative, regulatory, or other public forum that any terms of this Agreement be modified or eliminated, unless mutually agreed to by the Parties.

      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


 1.0 DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings specified below in this Section 1.0. For convenience of reference only, the definitions of certain terms that are As Defined in the Act (as defined below) are set forth on Schedule 1.0. Schedule 1.0 sets forth the definitions of such terms as of the date specified on such Schedule and neither Schedule 1.0 nor any revision, amendment or supplement thereof intended to reflect any revised or subsequent interpretation of any term that is set forth in the Act is intended to be a part of or to affect the meaning or interpretation of this Agreement.

     1.1  "Act" means the Communications Act of 1934 (47 U.S.C.(S)151 et seq.)
                                                                      ------
as amended by the Telecommunications Act of 1996, and as from time to time interpreted in the duly authorized rules and regulations of the FCC or a Commission within its state of jurisdiction.

     1.2 "ADSL" or "Asymmetrical Digital Subscriber Line" is a digital loop transmission technology which permits the transmission of up to 6 Mbps downstream (from the CO to the end-user customer) and up to 640 kbps digital signal upstream (from the end-user customer to the CO).

     1.3  "Affiliate" is As Defined in the Act.

     1.4 "Agreement" means this Interconnection Agreement under Sections 251 and 252 of the Act and all the Exhibits, Schedules, addenda, and attachments referenced herein and/or appended hereto.

     1.5 "Agreement for Switched Access Meet Point Billing" means the Agreement for Switched Access Meet Point Billing between the Parties.

     1.6 "Ancillary Traffic" means all traffic that is destined for ancillary services, or that may have special billing requirements, including but not limited to the following: BLV/BLVI, Directory Assistance, 911/E911, Operator Services (IntraLATA call completion), IntraLATA third party, collect and calling card, 800/888 database query, LIDB, and information services requiring special billing arrangements between the Parties.

     1.7 "Applicable Laws" or "Applicable Law" means all laws, regulations, and orders applicable to each Party's performance of its obligations hereunder.

     1.8 "As Defined in the Act" means as specifically defined by the Act and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Commission.

      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement



     1.9 "As Described in the Act" means as described in or required by the Act and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Commission.

     1.10 "Automatic Number Identification" or "ANI" means a Feature Group D signaling parameter which refers to the number transmitted through a network identifying the billing number of the calling party.

     1.11 "Bona Fide Request" or "BFR" means the process described on Exhibit B that prescribes the terms and conditions relating to a Party's request that the other Party provide a BFR Item (as defined in Exhibit B) not otherwise provided by the terms of this Agreement.

     1.12 "Busy Line Verification" or "BLV" means an operator request for a status check on the line of a called party. The request is made by one Party's operator to an operator of the other Party. The verification of the status check is provided to the requesting operator.

     1.13 "Busy Line Verification Interrupt" or "BLVI" means a service that may be requested and provided when Busy Line Verification has determined that a line is busy due to an ongoing call. BLVI is an operator interruption of that ongoing call to inform the called party that a calling party is seeking to complete his or her call to the called party.

     1.14 "Calling Party Number" or "CPN" is a Common Channel Signaling ("CCS") parameter which refers to the number transmitted through a network identifying the calling Party.

     1.15  "Central Office Switch" means a switch used to provide
Telecommunications Services, including, but not limited to:

          (a) "End Office Switch" or "End Office" is a switching entity that is used to terminate Customer station Loops for the purpose of Interconnection to each other and to trunks; and

          (b) "Tandem Office Switch" or "Tandem Office" or "Tandem" is a switching entity that has billing and recording capabilities and is used to connect and switch trunk circuits between and among End Office Switches and between and among End Office Switches and carriers' aggregation points, points of termination, or points of presence, and to provide Switched Exchange Access Services.

      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


     A Central Office Switch may also be employed as a combination End Office/Tandem Office Switch.

     1.16 "CLASS Features" means certain CCS-based features available to Customers including, but not limited to: Automatic Call Back; Call Trace; Caller Identification; Call Return and future CCS-based offerings.

     1.17 "Collocation" means an arrangement whereby one Party's (the "Collocating Party") facilities are terminated in its equipment necessary for Interconnection or for access to Network Elements offered by the second Party on an unbundled basis that has been installed and maintained at the premises of a second Party (the "Housing Party"). For purposes of Collocation, the "premises" of a Housing Party is limited to a Housing Party Wire Center, other mutually agreed-upon locations of the Housing Party, or any location for which Collocation has been ordered by the FCC or Commission. Collocation may be "physical" or "virtual". In "Physical Collocation", the Collocating Party installs and maintains its own equipment in the Housing Party's premises. In "Virtual Collocation", the Housing Party owns, installs, and maintains equipment dedicated to use by the Collocating Party in the Housing Party's premises. BA currently provides Collocation under terms, rates, and conditions as described in tariffs on file or soon to be filed with the FCC or the Commission.

     1.18 "Commission" or "PSC" means the New York State Public Service Commission.

     1.19 "Common Channel Signaling" or "CCS" means the signaling system, developed for use between switching systems with stored-program control, in which all of the signaling information for one or more groups of trunks is transmitted over a dedicated high-speed data link rather than on a per-trunk basis and, unless otherwise agreed by the Parties, the CCS used by the Parties shall be SS7.

     1.20 "Competitive Local Exchange Carrier" or "CLEC" means any Local Exchange Carrier other than BA, operating as such in BA's service territory in New York. MGC is or will shortly become a CLEC.

     1.21 "Cross Connection" means a jumper cable or similar connection provided pursuant to Collocation at the Digital Signal Cross Connect, Main Distribution Frame or other suitable frame or panel between (i) the Collocating Party's equipment and (ii) the equipment or facilities of the Housing Party.

      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


     1.22 "Customer" means a third-Party residence or business that subscribes to Telecommunications Services provided by either of the Parties.

     1.23 "Customer Proprietary Network Information" or "CPNI" is as Defined in the Act.

     1.24 "Dialing Parity" is As Defined in the Act. As used in this Agreement, Dialing Parity refers to both Local Dialing Parity and Toll Dialing Parity. "Local Dialing Parity" means the ability of Telephone Exchange Service Customers of one LEC to select a provider and make local calls without dialing extra digits. "Toll Dialing Parity" means the ability of Telephone Exchange Service Customers of a LEC to place toll calls (inter or IntraLATA) which are routed to a toll carrier (IntraLATA or InterLATA) of their selection without dialing access codes or additional digits and with no unreasonable dialing delay.

     1.25 "Digital Signal Level" means one of several transmission rates in the time-division multiplex hierarchy.

     1.26 "Digital Signal Level 0" or "DS0" means the 64 Kbps zero-level signal in the time-division multiplex hierarchy.

     1.27 "Digital Signal Level 1" or "DS1" means the 1.544 Mbps first-level signal in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS1 is the initial level of multiplexing.

     1.28 "Digital Signal Level 3" or "DS3" means the 44.736 Mbps third-level in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS3 is defined as the third level of multiplexing.

     1.29  "Exchange Access" is As Defined in the Act.

     1.30 "Exchange Message Record" or "EMR" means the standard used for exchange of telecommunications message information among Telecommunications Carriers for billable, nonbillable, sample, settlement and study data. EMR format is contained in Bellcore Practice BR-010-200-010 CRIS Exchange Message Record, a Bell Communications Research, Inc. ("Bellcore") document that defines industry standards for Exchange Message Records.

     1.31  "FCC" means the Federal Communications Commission.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


     1.32  "FCC Regulations" means Title 47 of the Code of Federal Regulations.

     1.33 "Fiber Meet" means an Interconnection architecture method whereby the Parties physically Interconnect their networks via an optical fiber interface (as opposed to an electrical interface) at a mutually agreed upon location.

     1.34 HDSL is a digital loop transmission technology which permits the transmission of up to 768 kbps simultaneously in both directions on a single non-loaded, twisted copper pair or up to 1544 kbps simultaneously in both directions on two non-loaded, twisted copper pairs.

     1.35 "Incumbent Local Exchange Carrier" or "ILEC" is As Defined in the Act. For purposes of this Agreement, BA is an Incumbent Local Exchange Carrier.

     1.36 "Independent Telephone Company" or "ITC" means any entity other than BA which, with respect to its operations within [STATE), is an Incumbent Local Exchange Carrier.

     1.37  "Information Services" is As Defined in the Act.

     1.38 "Information Service Traffic" means Local Traffic or IntraLATA Toll Traffic which originates on a Telephone Exchange Service line and which is addressed to an information service provided over a Party's switched voice information services platform (i.e., 976, 550, 540, 970, 940).
                              -----

     1.39 "Inside Wire" or "Inside Wiring" means all wire, cable, terminals, hardware, and other equipment or materials on the Customer's side of the Rate Demarcation Point.

     1.40 "Integrated Digital Loop Carrier" or "IDLC" means a subscriber loop carrier system which integrates within the switch at a DS1 level that is twenty-four (24) loop transmission paths combined into a 1.544 Mbps digital signal.

     1.41 "Integrated Services Digital Network" or "ISDN" means a switched network service that provides end-to-end digital connectivity for the simultaneous transmission of voice and data. Basic Rate Interface-ISDN (BRI-
ISDN) provides for a digital transmission of two 64 Kbps bearer channels and one 16 Kbps data and signaling channel (2B+D). Primary Rate Interface-ISDN ("PRI-ISDN") provides for digital transmission of twenty three (23) 64 kbps bearer channels and one (1) 64 kpbs data and signaling channel (23 B+D).

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


     1.42 "Interconnection" is As Described in the Act and refers to the connection of separate pieces of equipment or transmission facilities within, between, or among networks for the purpose of transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic.

     1.43 "Interexchange Carrier" or "IXC" means a carrier that provides, directly or indirectly, InterLATA or IntraLATA Telephone Toll Services.

     1.44 "Interim Telecommunications Number Portability" or "INP" is As Described in the Act.

     1.45  "InterLATA Service" is As Defined in the Act.

     1.46 "IntraLATA Toll Traffic" means those intraLATA calls that are not defined as Local Traffic in this Agreement.

     1.47 "Line Side" means an End Office Switch connection that provides transmission, switching and optional features suitable for Customer connection to the public switched network, including loop start supervision, ground start supervision, and signaling for basic rate ISDN service.

     1.48  "Local Access and Transport Area" or "LATA" is As Defined in the Act.

     1.49 "Local Exchange Carrier" or "LEC" is As Defined in the Act. The Parties to this Agreement are or will shortly become Local Exchange Carriers.

     1.50 "Local Traffic", means traffic that is originated by a Customer of one Party on that Party's network and terminates to a Customer of the other Party on that other Party's network, within a given local calling area, or expanded area service ("EAS") area, as defined in BA's effective Customer tariffs, or, if the Commission has defined local calling areas applicable to all LEC's, then as so defined by the Commission.

     1.51 "Main Distribution Frame" or "MDF" means the ultimate point at which outside plant facilities terminate within a Wire Center, for interconnection to other telecommunications facilities within the Wire Center.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


     1.52 "Meet-Point Billing" or "MPB" means the process whereby each Party bills the appropriate tariffed rate for its portion of a jointly provided Switched Exchange Access Service as agreed to in the Agreement for Switched Access Meet Point Billing.

     1.53  "Network Element" is As Defined in the Act.

     1.54 "Network Interface Device" or "NID" means the BA-provided interface terminating BA's telecommunications network on the property where the Customer's service is located at a point determined by BA.

     1.55 "North American Numbering Plan" or "NANP" means the numbering plan used in the United States, Canada, Bermuda, Puerto Rico and certain Caribbean Islands. The NANP format is a 10-digit number that consists of a 3-digit NPA code (commonly referred to as the area code), followed by a 3-digit NXX code and 4-digit line number.

     1.56 "Numbering Plan Area", or "NPA" is also sometimes referred to as an area code. there are two general categories of NPAs. "Geographic NPAs" and "Non-Geographic NPAs". A Geographic NPA is associated with a defined geographic area, and all telephone numbers bearing such NPA are associated with services provided within that geographic area. A Non-Geographic NPA, also known as a "Service Access Code" or "SAC Code", is typically associated with a specialized telecommunications service which may be provided across multiple geographic NPA areas; 800, 900, 700, 500 and 888 are examples of Non-Geographic NPAs.

     1.57  "Number Portability" or "NP" is As Defined in the Act.

     1.58 "NXX", "NXX Code", or "End Office Code" means the three-digit switch entity indicator (i.e. the first three digits of a seven digit telephone number).

     1.59  "Party" means either BA or MGC and "Parties" means BA and MGC.

     1.60 "Permanent Number Portability" or "PNP" means the use of a database or other technical solution that comports with regulations issued by the FCC to provide Number Portability for all customers and service providers.

     1.61 "Port Element" or "Port" means a termination on a Central Office Switch that permits Customers to send or receive Telecommunications over the public switched network, but does not include switch features or switching functionality.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


     1.62 "POT Bay" or "Point of Termination Bay" means the intermediate distributing frame system which serves as the point of demarcation for collocated Interconnection.

     1.63 "Rate Center" or "Rate Center Area" or "Exchange Area" means the geographic area that has been identified by a given LEC as being associated with a particular NPA-NXX code which has been assigned to the LEC for its provision of Telephone Exchange Services. The Rate Center Area is the exclusive geographic area which the LEC has identified as the area within which it will provide Telephone Exchange Services bearing the particular NPA-NXX designation associated with the specific Rate Center Area. A "Rate Center Point" is the finite geographic point identified by a specific V&H coordinate (as defined in Bellcore Special Report SR-TSV-002275), located within the Rate Center Area and used by that LEC to measure distance for the purpose of billing Customers for distance sensitive Telephone Exchange Services and Toll Traffic. Rate Centers will be identical for each Party until such time as MGC is permitted by an appropriate regulatory body to create its own Rate Centers within an area.

     1.64 "Rate Demarcation Point" means the point where network access recurring charges and BA responsibility stop and beyond which Customer responsibility begins, determined in accordance with FCC rules and BA standard operating practices.

     1.65 "Rating Point" or "Routing Point" means a specific geographic point identified by a specific V&H coordinate. The Rating Point is used to route inbound traffic to specified NPA-NXXs and to calculate mileage measurements for the distance-sensitive transport charges of switched access services. Pursuant to Bell Communications Research, Inc. ("Bellcore") Practice BR 795-100-100 (the "Bellcore Practice"), the Rating Point may be an End Office location. or a "LEC Consortium Point of Interconnection." Pursuant to that same Bellcore Practice, each "LEC Consortium Point of Interconnection" shall be designated by a common language location identifier ("CLLI") code with (x)KD in positions 9, 10, 11, where (x) may be any alphanumeric A-Z or 0-9. The Rating Point must be located within the LATA in which the corresponding NPA-NXX is located. However, the Rating Point associated with each NPA-NXX need not be the same as the corresponding Rate Center Point, nor must it be located within the corresponding Rate Center Area, nor must there be a unique and separate Rating Point corresponding to each unique and separate Rate Center.

     1.66 "Reciprocal Compensation" is As Described in the Act, and refers to the payment arrangements that recover costs incurred for the transport and termination of Reciprocal

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

Compensation Traffic originating on one Party's network and terminating on the other Party's network.

     1.67 "Reciprocal Compensation Call" or "Reciprocal Compensation Traffic" means a Telephone Exchange Service Call completed between the Parties, which qualifies for Reciprocal Compensation pursuant to the terms of this Agreement and prevailing Commission or FCC rules that may exist.

     1.68 "Route Indexing" means the provision of Interim Number Portability through the use of direct trunks provisioned between end offices of BA and MGC over which inbound traffic to a ported number will be routed.

     1.69 "Service Control Point" or "SCP" means a node in the Common Channel Signaling network to which informational requests for service handling, such as routing, are directed and processed. The SCP is a real time database system that, based on a query from a service switching point and via a Signaling Transfer Point, performs subscriber or application-specific service logic, and then sends instructions back to the SSP on how to continue call processing.

     1.70 "Signaling Transfer Point" or "STP" means a specialized switch that provides SS7 network access and performs SS7 message routing and screening.

     1.71 "Single Bill/Multiple Tariff' shall mean that one bill is rendered to the IXC from all LECs who are jointly providing access service. A single bill consists of all rate elements applicable to access services billed on one statement of charges under one billing account number using each Party's appropriate access tariffs. The bill could be rendered by or on behalf of, either of the Parties.

     1.72 "Strapping" means the act of installing a permanent connection between a point of termination bay and a collocated interconnector's physical Collocation node.

     1.73 "Switched Access Detail Usage Data" means a category 1101XX record as defined in the EMR Bellcore Practice BR-010-200-100.

     1.74 "Switched Access Summary Usage Data" means a category 1150XX record as defined in the EMR Bellcore Practice BR-010-200-010.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


         1.75 "Switched Exchange Access Service" means the offering of transmission or switching services to Telecommunications Carriers for the purpose of the origination or termination of Telephone Toll Service. Switched Exchange Access Services include but may not be limited to: Feature Group A, Feature Group B, Feature Group D, 700 access, 800 access, 888 access, and 900 access.

         1.76 "Switching Element" is the unbundled Network Element that provides a CLEC the ability to use switching functionality in a BA End Office switch, including all vertical services that are available on that switch, to provide Telephone Exchange Service to its end user customer(s).

         1.77 "Synchronous Optical Network" or "SONET" means an optical interface standard that allows inter-networking of transmission products from multiple vendors. The base transmission rate is 51.84 Mbps (OC-1/STS-1) and higher rates are direct multiples of the base rate.

         1.78 "Tariff' means any applicable federal or state tariff of a Party, or standard agreement or other document that sets forth the generally available terms and conditions, each as may be amended by the Party from time to time, under which a Party offers a particular service, facility, or arrangement. A Tariff shall not include BA's "Statement of Generally Available Terms and Conditions for Interconnection, Unbundled Network Elements, Ancillary Services and Resale of Telecommunications Services" which has been approved or is pending approval by the Commission pursuant to Section 252(f) of the Communications Act of 1934, 47 U.S.C. ss.252(f).

         1.79     "Technically Feasible Point" is As Described in the Act.

         1.80     "Telecommunications" is As Defined in the Act.

         1.81 "Telecommunications Act" means the Telecommunications Act of 1996 and any rules and regulations promulgated thereunder.

         1.82     "Telecommunications Carrier" is As Defined in the Act.

         1.83     "Telecommunications Service" is As Defined in the Act.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


         1.84 "Telephone Exchange Service" sometimes also referred to as "Exchange Service," is As Defined in the Act. Telephone Exchange Service generally provides the Customer with a telephonic connection to, and a unique telephone number address on, the public switched telecommunications network, and enables such Customer to place or receive calls to all other stations on the public switched telecommunications network.

         1.85 "Telephone Exchange Service Call" or "Telephone Exchange Service Traffic" means a call completed between two Telephone Exchange Service Customers of the Parties located in the same LATA, originated on one Party's network and terminated on the other Party's network where such call was not carried by a third Party as either a presubscribed call (1+) or a casual dialed (10XXX) or (101XXX) call. Telephone Exchange Service Traffic is transported over Traffic Exchange Trunks.

         1.86 "Telephone Toll Service" (or "Toll Traffic"), is as defined in the Act.

         1.87 "Transit Traffic" means any traffic that originates from or terminates at MGC's network, "transits" BA's network substantially unchanged, and terminates to or originates from a third carrier's network, as the case may be. "Transit Service" provides MGC with the ability to use its connection to a BA Tandem for the delivery of calls which originate or terminate with MGC and terminate or originate from a carrier other than BA, such as another CLEC, a LEC other than BA, or a wireless carrier. In these cases, neither the originating nor terminating Customer is a Customer of BA. This service is provided through BA's Tandems and applies only where the terminating End Office of the third carrier subtends the BA Tandem. "Transit Traffic" and "Transit Service" do not include or apply to traffic that is subject to an effective Meet-Point Billing arrangement.

         1.88 "Trunk Side" means a Central Office Switch connection that is capable of, and has been programmed to treat the circuit as, connecting to another switching entity (e.g. another carrier's network). Trunk Side connections offer those transmission and signaling features appropriate for the connection of switching entities.

         1.89 "Unbundled Local Loop" or "ULL" or "Loop" means a transmission path that extends from the Main Distribution Frame, DSX panel or functionally comparable piece of equipment in the Customer's serving End Office to the Rate Demarcation Point (or network interface device (NID) if installed) in or at a Customer's premises. The actual loop transmission facilities used to provide an ULL may utilize any of several technologies.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

         1.90 "Undefined Terms" means the Parties acknowledge that terms may appear in this Agreement which are not defined and agree that any such terms shall be construed in accordance with their customary usage in the telecommunications industry as of the effective date of this Agreement, except that any undefined term herein shall be interpreted in accordance with the definition or its use in the FCC Interconnection Order and the FCC Further Interconnection Order.

         1.91 "Voice Grade" means either an analog signal of 300 to 3000 Hz or a digital signal of 56/64 kilobits per second. When referring to digital voice grade service (a 56/64 kbps channel), the terms "DS-0" or "sub-DS-1" may also be used.

         1.92 "Wire Center" means a building or portion thereof in which a Party has the exclusive right of occupancy and which serves as Routing Point for Switched Exchange Access Service.

200      INTERPRETATION AND CONSTRUCTION

         2.1 All references to Sections, Exhibits and Schedules shall be deemed to be references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The headings used in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of this Agreement. Unless the context shall otherwise require, any reference to any agreement, other instrument (including BA or other third Party offerings, guides or practices), statute, regulation, rule or tariff is to such agreement, instrument, statute, regulation, or rule or tariff as amended and supplemented from time to time (and, in the case of a statute, regulation, rule or tariff, to any successor provision).

         2.2 Subject to the terms set forth in Section 20 regarding rates and charges, each Party hereby incorporates by reference those provisions of its tariffs that govern the provision of any of the services or facilities provided hereunder. If any provision of this Agreement and an applicable tariff cannot be reasonably construed or interpreted to avoid conflict, the provision contained in this Agreement shall prevail, provided that in all cases the more specific shall prevail over the more general. If any provision contained in this main body of the Agreement and any Schedule or Exhibit hereto cannot be reasonably construed or interpreted to avoid conflict, the provision contained in this main body of the Agreement shall prevail. The fact that a condition, right, obligation, or other term appears in this Agreement but not in any such tariff

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


shall not be interpreted as, or be deemed grounds for finding, a conflict for purposes of this Section 2.

300      SCOPE

         This Agreement sets forth the terms and conditions under which MGC can obtain access to Unbundled Network Elements, Resale and Interconnection from BA, consistent with the rights and obligations set forth in the Act, in order for MGC to provide Telecommunication Services to its own customers. MGC warrants and represents that it is a Telecommunications Carrier ("TC") under the Act. Each Party is solely responsible for the services it provides to its Customers and to other Telecommunications Carriers.

400      INTERCONNECTION PURSUANT TO SECTION 251(c)(2)

         The types of Traffic to be exchanged under this Agreement shall be Local Traffic, IntraLATA Toll (and InterLATA Toll, as applicable) Traffic, Transit Traffic, Meet Point Billing Traffic, and Ancillary Traffic. Subject to the terms and conditions of this Agreement, Interconnection of the Parties facilities and equipment pursuant to this Section 4.0 for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic shall be established on or before the corresponding "Interconnection Activation Date" shown for each such LATA within the State of New York on Schedule 4.0. Schedule
4.0 may be revised and supplemented from time to time upon the mutual agreement of the Parties to reflect additional or changed Interconnection Points in New York State pursuant to subsection 4.4 by attaching one or more supplementary addenda to such Schedule. Interconnection in the LATA shall be accomplished through either (i) Collocation as provided in Section 13.0, (ii) a Fiber Meet as provided in subsection 4.2, (iii) any other Interconnection method provided by applicable tariff, law, rule or regulation, or (iv) any other Interconnection method to which the Parties may agree.

         4.1      Scope

         4.1.1 Section 4 describes the architecture for interconnection of the Parties' facilities and equipment over which the Parties shall configure the following separate and distinct trunk groups:

                  Traffic Exchange Trunks for the transmission and routing of terminating Local Traffic, Transit Traffic, translated LEC IntraLATA 800/888 traffic, IntraLATA Toll Traffic, and,

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


where agreed to between the Parties and as set forth in subsection 5.3.3 below, InterLATA Toll Traffic between their respective Telephone Exchange Service customers pursuant to Section 251(c)(2) of the Act, in accordance with Section 5 below;

                  Access Toll Connecting Trunks for the transmission and routing of Exchange Access traffic, including translated InterLATA 800/888 traffic, between MGC Telephone Exchange Service customers and purchasers of Switched Exchange Access Service via a BA Tandem, pursuant to Section 251(c)(2) of the Act, in accordance with Section 6 below;

                  Information Services Trunks for the transmission and routing of terminating Information Services Traffic in accordance with Section 7 below;

                  BLV/BLVI Trunks for the transmission and routing of terminating BLV/BLVI traffic, in accordance with Section 19 below;

                  911/E911 Trunks for the transmission and routing of terminating E911/911 traffic, in accordance with Section 7 below;

                  Directory Assistance Trunks for the transmission and routing of terminating directory assistance traffic, in accordance with Section 19.0 below;

                  Operator Services (IntraLATA call completion) Trunks for the transmission and routing of terminating IntraLATA call completion traffic, in accordance with Section 19.0 below;

                  Choke Trunks for traffic congestion and testing; and

                  Others as may be requested and agreed to by the Parties.

         4.1.2 The Parties shall configure separate trunk groups (as described in subsection 4.1.1 above) for traffic from MGC to BA, and for traffic from BA to MGC, respectively; however, the trunk groups shall be equipped as two-way trunks for testing purposes. As provided in Section 10 below, the Parties agree to consider as part of the Joint Grooming Process the feasibility of combining any of the separate trunk groups into a single two-way trunk group.

         4.2      Physical Architecture

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


         In each LATA identified on Schedule 4.0, MGC and BA shall utilize the Interconnection points designated in such Schedule to configure a network Interconnection arrangement under a joint network configuration and Grooming Process ("Joint Grooming Process" as defined in Section 10.1). Both Parties will endeavor to provision a diverse, reliable network that incorporates the most practicable technologies.

                  4.2.1 Network architecture shall be defined under the Joint Grooming Process.

                             4.2.1.1 The Parties shall establish physical
                  Interconnection points at the locations designated on Schedule
                  4.0. Points on the MGC network from which MGC will provide transport and termination of traffic are designated as the MGC Interconnection Points ("MGC-IP" or "[C]-IP"). Points on the BA network from which BA will provide transport and termination of traffic are designated as the BA Interconnection Points ("BA-IP"). Additional Interconnection points may be established by mutual agreement of both parties at any technically feasible points consistent with Act.

                             4.2.1.2 Each Party will provide owned or leased
                  facilities to deliver traffic originated on its respective networks to the designated Interconnection Points of the other Party's network. The Party terminating the traffic will be responsible for all transport and termination of calls beyond the designated Interconnection point.

                  4.2.2 The Parties may implement one of the following configurations as part of the Joint Grooming Process, unless an alternative plan is mutually agreed to by both Parties.

                             (a) a jointly maintained SONET network, in which each Party is responsible for the procurement, installation, and maintenance of mutually agreed-upon Optical Line Terminating Multiplexer ("OLTM") equipment at its respective premises. Additionally, each Party will be responsible for the installation and maintenance of one-half of a fiber optic ring;

                             (b) Interconnection of networks at an optical level via a Fiber Meet or other comparable means.

         4.3      Technical Specifications

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


                  4.3.1 MGC and BA shall work cooperatively to install and maintain a reliable network. MGC and BA shall exchange appropriate information (e.g., maintenance contact numbers, network information, information required to comply with law enforcement and other security agencies of the Government and such other information as the Parties shall mutually agree) to achieve this desired reliability.

                  4.3.2 MGC and BA shall work cooperatively to apply sound network management principles by invoking network management controls to alleviate or to prevent congestion.

                  4.3.3 The publication "Bellcore Technical Publication GR-342-CORE; High Capacity Digital Special Access Service, Transmission Parameter Limits and Interface Combinations" describes the practices, procedures, specifications and interfaces generally utilized by BA and is referenced herein to assist the Parties in meeting their respective Interconnection responsibilities related to electrical/optical interfaces.

         4.4      Interconnection in Additional LATAs

                  4.4.1 If MGC determines to offer Telephone Exchange Services in any other LATA in which BA also offers Telephone Exchange Services in New York State, MGC shall provide written notice to BA of the need to establish Interconnection in such LATA pursuant to this Agreement.

                  4.4.2 The notice provided in subsection 4.4.1 shall include
(i) the initial Rating Point MGC has designated in the new LATA; (ii) MGC's requested Interconnection Activation Date; and (iii) a non-binding forecast of MGC's trunking requirements.

                  4.4.3 Unless otherwise agreed by the Parties, the Parties shall designate the Wire Center(s) MGC has identified as its initial Rating Point(s) in the LATA as the MGC-IP(s) in that LATA and shall designate the BA Tandem Office Wire Center within the LATA nearest to the MGC-IP (as measured in airline miles utilizing the V&H coordinates method as defined in Bellcore Special Report SR-TSV-002275) as the BA-IP in that LATA.

500 TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE TRAFFIC PURSUANT TO SECTION 251(c)(2)

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


         5.1      Scope of Traffic

         Section 5.0 prescribes parameters for trunk groups (the "Traffic Exchange Trunks") to be effected over the Interconnections specified in Section
4.0 for the transmission and routing of Local Traffic, Transit Traffic, translated LEC IntraLATA 800/888 traffic, InterLATA Toll Traffic (to the extent applicable), and IntraLATA Toll Traffic between the Parties' respective Telephone Exchange Service Customers.

         5.2      Switching System Hierarchy

                  5.2.1 For purposes of this Section 5.0, each of the following Central Office Switches shall be designated as a "Primary Switch":

                  (a)        Each Tandem Office BA operates in the LATA;

                  (b) The initial switch MGC employs to provide Telephone Exchange Service in the LATA;

                  (c) Any Tandem Office MGC may establish for provision of Exchange Access in the LATA;

                  (d) Any additional switch MGC may subsequently employ to provide Telephone Exchange Service in the LATA which MGC may at its sole option designate as a Primary Switch; provided that the total number of MGC Primary Switches for a LATA may not exceed the total number of BA Primary Switches for that LATA. To the extent MGC chooses to designate any additional switch as a Primary Switch, it shall provide notice to BA of such designation at least ninety (90) days in advance of the date on which MGC activates such switch as a Primary Switch; and

                  (e) Any additional tandem switch BA may subsequently employ to provide access and/or sector traffic capacity within a LATA. Traffic destined to sub-tending Secondary Switches routed via such a tandem(s) would be determined by network requirements and notice made available to all LECs at least one hundred and eighty (180) days prior to service introduction.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


                  5.2.2 For purposes of this Section 5.0, each of the following Central Office Switches shall be designated as a "Secondary Switch".


                  (a) Each Central Office Switch operated by the Parties which is not designated as a Primary Switch pursuant to Section 5.2.1 shall be designated as a "Secondary Switch".

                  (b) A geographically relevant End Office or functional equivalent, at a technically feasible IP established by one Party at the other Party's request (collectively, a "Virtual End Office"). For purposes of this Agreement, a "geographically relevant" IP shall mean an IP that is located within the same Rate Center Area as the NXX's to which traffic is to be terminated are assigned, or, with the mutual agreement of the Parties, an existing and currently utilized IP within the LATA but outside the applicable Rate Center Area. If after sixty (60) days following said request, the Parties have been unable to reach agreement on the additional Interconnection Point(s), then either Party may file a complaint with the Commission to resolve such impasse or pursue any other remedy available under law or equity.

                  5.2.3 For purposes of MGC routing traffic to BA, the sub-tending arrangements between BA Primary Switches and BA Secondary Switches shall be the same as the Tandem/End Office sub-tending arrangements which BA maintains for the routing of its own or other carriers' traffic. For purposes of BA routing traffic to MGC, the sub-tending arrangements between MGC Primary Switches and MGC Secondary Switches shall be the same as the Tandem/End Office sub-tending arrangements which MGC maintains for the routing of its own or other carriers' traffic.

         5.3      Trunk Group Architecture and Traffic Routing

         The Parties shall jointly engineer and configure Traffic Exchange Trunks over the physical Interconnection arrangements where such arrangements exist for the transport and termination of Telephone Exchange Service Traffic as follows:

                  5.3.1 The Parties shall each initially configure a separate two-way trunk group as direct transmission path between each MGC Primary Switch and each BA Primary Switch.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

                  5.3.2 Notwithstanding anything to the contrary in this Section 5.0, if the individual trunk group volumes between any two Central Office Switches (whether Primary-Primary, Primary-Secondary, or Secondary-Secondary) consistently exceed the blocking parameters established in the Joint Grooming Process, the Parties will augment such trunk groups so as to achieve established service objectives. Such augmentation shall be consistent with established network design methods using modular trunk engineering techniques where practical.

                  5.3.3 BA and MGC will allow each other to route their intrastate and interstate switched access service traffic over the Traffic Exchange Trunk Groups, pursuant to the rates, terms and conditions specified in each Party's effective intrastate and interstate access tariffs or at Generally available and prevailing rates, terms and conditions.

         5.4      Signaling

         Each Party will provide the other Party with access to its databases and associated signaling necessary for the routine and completion of the other Party's traffic in accordance with the following, provisions, and with Section
17.0 below:

                  5.4.1 Where available, CCS signaling shall be used by the Parties to set up calls between the Parties' Telephone Exchange Service networks. If CCS signaling is unavailable, MF ("Multi-Frequency") signaling shall be used by the Parties. Each Party shall charge the other Party equal and reciprocal rates for CCS signaling in accordance with applicable tariffs.

                  5.4.2 The publication "Bellcore Special Report SR-TSV-002275, BOC Notes on the LEC Networks-Signaling" describes the practices, procedures and specifications Generally utilized by BA for signaling, purposes and is referenced herein to assist the Parties in meeting their respective Interconnection responsibilities related to signaling.

                  5.4.3 The Parties will cooperate on the exchange of Transactional Capabilities Application Part ("TCAP") messages to facilitate interoperability of CCS-based features between their respective networks, including all CLASS features and functions, to the extent each Party offers such features and functions to its Customers. All CCS signaling parameters will be provided including, calling Party number ("CPN"), originating line information ("OLI"), calling Party category and charge number.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

                  5.4.4 Upon request, each Party shall provide trunk groups where available that are configured utilizing the B8ZS ESF protocol for 64 Kbps clear channel transmission to allow for ISDN interoperability between the Parties' respective networks.

         5.5      Grades of Service

         The Parties shall engineer and shall jointly monitor and enhance all trunk groups consistent with the Joint Grooming Process as set forth in Section 10.

         5.6      Measurement and Billing

                  5.6.1 For billing purposes, each Party shall pass Calling Party Number ("CPN") information on each call carried over the Traffic Exchange Trunks; provided, however, that so long as the percentage of calls passed with CPN is greater than ninety percent (90%), all calls exchanged without CPN information shall be billed as either Local Traffic or IntraLATA Toll Traffic in direct proportion to the minutes of use of calls exchanged with CPN information.

                  5.6.2 Measurement of billing minutes (except for originating 800/888 calls) shall be in actual conversation seconds. Measurement of billing minutes for originating 800/888 calls shall be in accordance with applicable tariffs.

                  5.6.3 Where CPN is not available in a LATA for greater than ten percent (10%) of the traffic, the Party sending the traffic shall provide factors to determine the jurisdiction, as well as local vs. toll distinction, of the traffic. Such factors shall be supported by call record details that will be made available for review upon request when a Party is passing CPN but the receiving Party is not properly receiving or recording the information. The Parties shall cooperatively work to correctly identify the traffic, and establish a mutually agreeable mechanism that will prevent improperly rated traffic. Notwithstanding this, if any improperly rated traffic occurs, the Parties agree to reconcile it.

         5.7      Reciprocal Compensation Arrangements -- Section 251(b)(5)

                  5.7.1 Reciprocal Compensation only applies to the transport and termination of Reciprocal Compensation Traffic billable by BA or MGC which a Telephone Exchange Service Customer originates on BA's or MGC's network for termination on the other Party's network within the same LATA except as provided in Section 5.7.6 below.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


                  5.7.2 The Parties shall compensate each other for transport and termination of Reciprocal Compensation Traffic in an equal and symmetrical manner for the application of rates as provided in the Pricing Schedule (Exhibit A hereto).These rates are to be applied at the MGC-IP for traffic delivered by BA, and at the BA-IP for traffic delivered by MGC. Tandem rates will be applied for traffic terminated to a Primary Switch; End Office rates will be applied for traffic terminated to a Secondary Switch. No additional charges, including port or transport charges, shall apply for the termination of Reciprocal Compensation Traffic delivered to the MGC-IP or the BA-IP. When Reciprocal Compensation Traffic is terminated over the same trunks as Switched Exchange Access Service, any port or transport or other applicable access charges related to the Switched Exchange Access Service shall be prorated to be applied only to such other Switched Exchange Access Service.

                  5.7.3 The Reciprocal Compensation arrangements set forth in this Agreement are not applicable to Switched Exchange Access Service or to any other IntraLATA or InterLATA calls originated on a third party carrier's network on a 1+ presubscribed basis or a casual dialed (10XXX or 101XXXX) basis. All Switched Exchange Access Service and all Toll Traffic shall continue to be governed by the terms and conditions of the applicable federal and state Tariffs or the terms and conditions of section 6.3, if applicable. Similarly, the Parties agree that the issue of what, if any, compensation is applicable to traffic handed off from one Party to the other Party, within a BA local calling area (or other calling area otherwise applicable for Reciprocal Compensation), for delivery to an Internet Service Provider (ISP) for carriage over the Internet is currently pending before the FCC. Until such time as the issue is resolved by the FCC or by an applicable order of the Commission or Court with jurisdiction over the appropriate compensation for such traffic exchange, the Parties agree that the Reciprocal Compensation arrangements contained in this subsection 5.7 shall not apply to such traffic. To the extent that either Party is unable to measure the volume of such traffic, the Parties agree to work cooperatively to estimate such traffic volume. Unless otherwise provided under Applicable Law, Reciprocal Compensation arrangements shall apply to IntraLATA Toll Traffic originated on one Party's network and delivered by that Party to the other Party's network.

                  5.7.4 The rates for termination of Reciprocal Compensation Traffic are set forth in Exhibit A which is incorporated by reference herein.

                  5.7.5 The designation of Traffic as Local or Toll for purposes of compensation shall be based on the actual originating and terminating points of the complete end-to-end call, regardless of the entities involved in carrying any segment of the call.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

                  5.7.6 Compensation for transport and termination of all traffic which is subject to performance of INP by one Party for the other Party pursuant to Section 14.0 shall be as specified in subsection 14.6.

                  5.7.7 Each Party reserves the right to measure and audit all Reciprocal Compensation Traffic, up to a maximum of two audits per calendar year, to ensure that proper rates are being applied appropriately, provided, however, that either Party shall have the right to conduct additional audit(s) if the preceding audit disclosed material errors or discrepancies. Each Party agrees to provide the necessary Reciprocal Compensation Traffic data or permit the other Party's recording equipment to be installed for sampling purposes in conjunction with any such audit.

                  5.7.8 When either Party delivers seven (7) or ten (10) digit translated IntraLATA toll-free service access codes (e.g., 800/888) service to the other Party for termination, the originating Party shall provide the terminating Party with billing records in industry standard format (EMR) if required by the terminating Party. The originating Party may bill the terminating, Party for the delivery of the traffic at local reciprocal compensation rates. The terminating Party may not bill the originating Party reciprocal compensation under this Agreement. The Party that is providing the toll-free service access codes (e.g. 800/888) service shall pay the database inquiry charge per the Pricing Schedule to the Party that performed the database inquiry.

600      TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC PURSUANT TO
         251(c)(2)

         6.1      Scope of Traffic

         Section 6.0 prescribes parameters for certain trunk groups ("Access Toll Connecting Trunks") to be established over the Interconnections specified in Section 4.0 for the transmission and routing of Exchange Access traffic between MGC's Telephone Exchange Service Customers and Interexchange Carriers ("IXC's").

         6.2      Trunk Group Architecture and Traffic Routing

                  6.2.1 The Parties shall jointly establish Access Toll Connecting Trunks by which they will jointly provide tandem-transported Switched Exchange Access Services to

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

Interexchange Carriers to enable such Interexchange Carriers to originate and terminate traffic from/to MGC's Customers.

                  6.2.2 Access Toll Connecting Trunks shall be used solely for the transmission and routing of Exchange Access to allow MGC's Customers to connect to or be connected to the interexchange trunks of any Interexchange Carrier which is connected to a BA Tandem.

                  6.2.3 The Access Toll Connecting Trunks shall be two-way trunks connecting an End Office Switch MGC utilizes to provide Telephone Exchange Service and Switched Exchange Access in a given LATA to a Tandem Switch BA utilizes to provide Exchange Access in such LATA.

                  6.2.4 The Parties shall jointly determine which BA Tandem(s) will be subtended by each MGC End Office Switch. MGC's end office switch shall sub-tend the BA Tandem that would have served the same rate center on BA's network.

         6.3      Meet-Point Billing Arrangements

                  6.3.1 Meet-Point Billing arrangements between the Parties for jointly-provided Switched Exchange Access Services on Access Toll Connecting Trunks will be governed by the terms and conditions of a mutually agreeable arrangement which the Parties will work to develop.

                  6.3.2 With respect to the Meet Point Billing arrangements, until and unless changed by the FCC on a going forward basis, MGC shall retain one hundred percent (100%) of the Residual Interconnection Charge in instances in which MGC provides the end office switching.

700      TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC

         7.1      Information Services Traffic

         The following provisions shall apply only to MGC-originated Information Services Traffic directed to an information services platform connected to BA's network. At such time as MGC connects information services platforms to its network, the Parties shall agree upon a comparable arrangement for BA-originated Information Services Traffic. The Information Services Traffic subject to the following provisions is switched voice traffic, delivered to service

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

providers who offer recorded announcement information or open discussion information programs to the general public; it is not Internet traffic.

                  7.1.1 MGC shall have the option to route Information Services Traffic that originates on its own network to the appropriate information services platform(s) connected to BA's network. In the event MGC exercises such option, MGC will establish a dedicated trunk group to the BA information services serving switch. This trunk group will be utilized to allow MGC to route information service traffic originated on its network to BA.

         Where MGC serves a Customer through the purchase of a BA unbundled Port Element, information service traffic from that Customer may be routed over BA information service trunks on a shared basis.

                  7.1.2 Nothing in this Agreement shall restrict either Party from offering or obviate either Party's obligations, if any, under Applicable Laws, to offer to its Telephone Exchange Service Customers the ability to block the completion of Information Service Traffic.

                  7.1.3 For calls to an "Information Mass Announcement Service" ("IMAS"), which service is only available in the New York Metro LATA (LATA 132), MGC shall bill and collect the information services provider charges as defined in the existing New York PSC No. 900 Tariff, as may be amended from time to time. BA will bill MGC for such charges less the Information Services Billing and Collection fee set forth in Exhibit A. MGC shall pay BA in full regardless of uncollectible charges to its own Customers. BA may request recorded call information from MGC, to be delivered in unrated EMR format via electronic file transfer or other medium mutually agreeable to the two Parties, at the customer usage detail charges specified in Exhibit A. This arrangement shall apply whether MGC serves its customer from switching facilities outside the BA network, or from a BA unbundled Port Element.

                  7.1.4 For calls to variable rated information services (e.g., NXX 550, 540, 976, 970, 940 as applicable), the Parties shall agree to implement either of two separate billing arrangements, as set forth in Schedule 7.1.4. Under either arrangement, MGC shall bill and collect information services provider charges from its Customers. BA shall charge MGC, and the Parties shall exchange call detail information and handle adjustments, according to the terms set forth in the agreed upon billing arrangement, at customer usage detail rates specified in Exhibit A. Applicable information shall be provided in as timely a fashion as practical in order to facilitate record review and reflect actual prices set by the individual information services providers. The same billing arrangements shall apply whether MGC serves its Customer from

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


switching facilities outside the BA network, or from BA unbundled Local Switching Elements, and agreement to mutually support one or the other billing arrangement shall precede interconnection of the MGC network to the appropriate information services platform(s) connected to BA's network. BA may require reasonable demonstration, as defined in the applicable billing arrangement, that the agreed upon arrangement has been implemented by MGC prior to establishing such interconnection.

                  7.1.5 Where BA agrees to accept adjustments from MGC for calls originated by MGC Customers to information services platform(s) connected to BA's network, MGC shall follow the same policy in allowing adjustments to its Customers as BA follows with its own Customers. MGC shall provide to BA sufficient information regarding uncollectibles and Customer adjustments to allow BA to pass through the adjustments to the information services provider, and BA shall pass through such adjustments. However, if the information services provider disputes such adjustments and refuses to accept such adjustments, MGC shall reimburse BA for all such disputed adjustments. Final resolution regarding all disputed adjustments shall be solely between MGC and the information services provider.

                  7.1.6 The Information Services Traffic addressed herein does not include 555 traffic or similar traffic with AIN service interfaces, which traffic shall be subject to separate arrangements between the Parties.

         7.2      Tandem Transit Service ("Transit Service")

                  7.2.1 "Transit Service" means the delivery of certain traffic between MGC and another Local Exchange Carrier by BA over the Telephone Exchange Service Trunks, where both carriers' End Offices subtend a BA tandem. The following traffic types will be delivered: (i) Local Traffic or IntraLATA Toll originated from MGC to such LEC and (ii) Local or IntraLATA Toll Traffic originated from such LEC and terminated to MGC where BA carries such traffic pursuant to the Commission's primary toll carrier plan or other similar plan.

                  7.2.2 Subject to Section 7.2.4, the Parties shall compensate each other for Transit Service as follows:

                  (a MGC shall pay BA for Local Traffic that MGC originates over the Transit Service at the rate specified in Pricing Schedule plus any additional charges or costs such terminating LEC imposes or levies on

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


                             BA for the delivery or termination of such traffic, including any switched access charges; and

                  (b BA shall pay MGC for Local, InterLATA, or IntraLATA Toll Traffic terminated to MGC from such LEC at the appropriate reciprocal compensation rates described in Section 5.7, InterLATA access rates, or (where BA delivers such traffic pursuant to the Commission's primary toll carrier plan or other similar plan) at MGC's applicable switched access rates or local termination rate, whichever is appropriate.

                  7.2.3 BA expects that all networks involved in Transit traffic will deliver each call to each involved network with CCS and the appropriate Transactional Capabilities Application Part ("TCAP") message to facilitate full interoperability of those CLASS Features supported by BA and billing functions. In all cases, each Party shall follow the Exchange Message Record ("EMR") standard and exchange records between the Parties and [?] with the terminating carrier to facilitate the billing process to the originating network.

                  7.2.4 Each Party shall exercise all reasonable efforts to enter into a reciprocal local traffic exchange arrangement (either via written agreement or mutual tariffs) with any wireless carrier, ITC, CLEC or other LEC to which it sends, or from which it receives, local traffic that transits the other Party's facilities over Traffic Exchange Trunks. Each Party will, upon request, provide the other Party with all reasonable cooperation and assistance in obtaining such arrangements. In addition, neither Party shall take any actions to prevent the other Party from entering into a direct and reciprocal local traffic exchange arrangement (either via written agreement or mutual tariffs) with any wireless carrier, ITC, CLEC, or other LEC to which it sends, or from which it receives, local traffic that does not utilize the Transit Service of the first Party. The Parties agree to work cooperatively in appropriate industry fora to promote the adoption of reasonable industry guidelines relating to Transit Traffic.

         7.3      911/E911 Arrangements

                  7.3.1 MGC will interconnect to the BA 911/E911 selective router or 911 Tandem Offices, as appropriate, that serve the areas in which MGC provides exchange services, for the provision of 911/E911 services and for access to all sub-tending Public Safety Answering Points ("PSAP"). BA will provide MGC with the appropriate CLLI codes and specifications of the tandem serving area.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


                  7.3.2 Path and route diverse Interconnections for 911/E911 shall be made at the MGC-IP, the BA-IP, or other points as necessary and mutually agreed, and as required by law or regulation.

                  7.3.3 BA will provide MGC with an electronic interface through which MGC shall input and provide a daily update of 911/E911 database information related to appropriate MGC customers. BA will provide, as permitted by the PSC, MGC with the Master Street Address Guide ("MSAG") so that MGC can ensure the accuracy of the data transfer. Additionally, BA shall assist MGC in identifying the appropriate person in each municipality for the purpose of obtaining the ten-digit Subscriber number of each PSAP.

                  7.3.4 BA and MGC will use their best efforts to facilitate the prompt, robust, reliable and efficient Interconnection of MGC systems to the 911/E911 platforms.

                  7.3.5 BA and MGC will work cooperatively to arrange meetings with PSAPs to answer any technical questions the PSAPS, or county or municipal coordinators may have regarding the 911/E911 arrangements.

                  7.3.6 MGC will compensate BA for connections to its 911/E911 pursuant to Exhibit A.

                  7.3.7 MGC comply with all applicable rules and regulations pertaining to the provision of 911/E911 services in the State of New York.

8.0      NUMBER RESOURCES, RATE CENTERS AND RATING POINTS

         8.1 Nothing in this Agreement shall be construed to limit or otherwise adversely affect in any manner either Party's right to employ or to request and be assigned any Central Office (NXX) Codes pursuant to the Central Office Code Assignment Guidelines, as may be amended from time to time, or to establish, by Tariff or otherwise, Rate Centers and Rating Points corresponding to such NXX codes. Until such time as number administration is provided by a third party, BA shall provide MGC access to telephone numbers by assigning NXX codes to MGC in accordance with such Assignment Guidelines.

         8.2 It shall be the responsibility of each Party to program and update its own switches and network systems in accordance with the Local Exchange Routing Guide ("LERG") in order to recognize and route traffic to the other Party's assigned NXX codes at all times. Neither Party

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

shall impose any fees or charges whatsoever on the other Party for such activities, except as expressly set forth in this Agreement.

         8.3 Unless mandated otherwise by a Commission order, the Rate Center Areas will be the same for each Party. During the term of this Agreement, MGC shall adopt the Rate Center Areas and Rate Center Points that the Commission has approved for BA, in all areas where BA and MGC service areas overlap, and MGC shall assign whole NPA-NXX codes to each Rate Center unless the LEC industry adopts alternative methods of utilizing NXXs in the manner adopted by the NANP.

         8.4 MGC will also designate a Rating Point for each assigned NXX code. MGC shall designate one location for each Rate Center Area as the Rating Point for the NPA-NXXs associated with that Area and such Rating Point shall be within the same LATA as the Rate Center Area but not necessarily within the Rate Center Area itself

         8.5 Notwithstanding anything to the contrary contained herein, nothing in this Agreement is intended to, and nothing, in this Agreement shall be construed to, in any way constrain MGC's choices regarding the size of the local calling area(s) that MGC may establish for its Customers, which local calling areas may be larger than, smaller than, or identical to, BA's local calling areas.

9.0      NETWORK MAINTENANCE AND MANAGEMENT; OUTAGES

         9.1      Cooperation

         The Parties will work cooperatively to install and maintain a reliable network. MGC and BA will exchange appropriate information (e.g., maintenance contact numbers, escalation procedures, network information, information required to comply with law enforcement and other security agencies of the Government) to achieve this desired reliability. In addition, the Parties will work cooperatively to apply sound network management principles to alleviate or to prevent congestion.

         9.2      Responsibility for Following Standards

         Each Party recognizes a responsibility to follow the standards that may be agreed to between the Parties and to employ characteristics and methods of operation that will not interfere

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

with or impair the service or any facilities of the other or any third parties connected with or involved directly in the network of the other.

         9.3      Interference or Impairment

         If Bell Atlantic reasonably determines that the characteristics and methods of operation used by MGC will or may interfere with or impair its provision of services, BA shall have the right to discontinue service subject, however, to the following:

                  9.3.1 BA shall have given MGC at least ten (10) days' prior written notice of the interference or impairment or potential interference or impairment and the need to correct the condition within said time period.

                  9.3.2 BA shall have concurrently provided a copy of the notice provided to MGC under (9.3.1) above to the appropriate federal and/or state regulatory bodies.

                  9.3.3 Notice in accord with subsections 9.3.1 and 9.3.2 above shall not be required in emergencies and BA may immediately discontinue service if reasonably necessary to meet its obligations. In such case, however, BA shall use all reasonable means to notify MGC and the appropriate federal and/or state regulatory bodies.

                  9.3.4 Upon correction of the interference or impairment, BA will promptly renew service to MGC. During such period of discontinuance, there will be no compensation or credit allowance by BA to MGC for interruptions.

         9.4      Repeated or Willful Noncompliance

         The Interconnection, unbundled Network Elements, and services provided hereunder may be discontinued by either Party upon thirty (30) days' written notice to the other for repeated or willful violation of and/or a refusal to comply with this Agreement in any material respect. The Party discontinuing will notify the appropriate federal and/or state regulatory bodies concurrently with the notice to the other Party of the prospective discontinuance.

         9.5      Outage Repair Standard

         In the event of an outage or trouble in any arrangement, facility, or service being provided by a Party hereunder, the providing Party will follow procedures for isolating and clearing the outage or trouble that are no less favorable than those that apply to comparable arrangements,

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


facilities, or services being provided by the providing Party to any other carrier whose network is connected to that of the providing Party. MGC and BA may agree to modify those procedures from time to time based on their experience with comparable Interconnection arrangements with other carriers.

         9.6      Notice of Changes -- Section 251(c)(5)

         If a Party makes a change in the information necessary for the transmission and routing of services using that Party's network, or any other change in its network which it believes will materially affect the inter-operability of its network with the other Party's network, the Party making the change shall provide at least ninety (90) days' advance written notice of such change to the other Party. In addition, the Parties will comply with the Network Disclosure rules adopted by the FCC in CC Docket No. 86-79 as may be amended from time to time.

         9.7      Fraud

         The Parties shall work cooperatively to minimize fraud associated with third-number billed calls, calling card calls, and any other services related to this Agreement.

10.0 JOINT NETWORK CONFIGURATION AND GROOMING PROCESS; AND INSTALLATION, MAINTENANCE, TESTING AND REPAIR.

         10.1     Joint Network Configuration and Grooming Process

         Upon request of either Party, the Parties shall jointly develop an implementation and grooming process (the "Joint Grooming Process" or "Joint Process") which may define and detail, inter alia,

         (a agreement on Physical Architecture consistent with the guidelines defined in Section 4.0;

         (b standards to ensure that Interconnection trunk groups experience a grade of service, availability and quality which is comparable to that achieved on interoffice trunks within BA's network and in accord with all appropriate relevant industry-accepted quality, reliability and availability standards;

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

         (c the respective duties and responsibilities of the Parties with respect to the administration and maintenance of the trunk groups, including but not limited to standards and procedures for notification and discoveries of trunk disconnects;

         (d       disaster recovery provision escalations;

         (e additional technically feasible IP(s) in a LATA as provided in Section 4.0 above; and

         (f such other matters as the Parties may agree, including, e.g., End Office to End Office high usage trunks as good engineering practices may dictate.

The initial mutual Interconnection is not dependent upon completion of the Joint Grooming Process.

         10.2     Installation, Maintenance, Testing and Repair

         Unless otherwise agreed to by the Parties, Interconnection shall be provided at parity. For purposes of this Agreement, a Party's obligation to provide parity shall be in accordance with Applicable Laws. If either Party is unable to fulfill its obligations under this subsection 10.2, it shall notify the other Party of its inability to do so and will negotiate alternative intervals in good faith. The Parties agree that the standards to be used by each Party for isolating and clearing any disconnections and/or other outages or troubles shall be at parity.

         10.3     Network Reliability Council

         The Parties will carefully review the Network Reliability Council's recommendations and, as part of the Joint Grooming Plan, implement such recommendations where technically and economically feasible pursuant to the NYPSC Order in Case 96-C-0917, released December 2, 1996.

         10.4     Forecasting, Requirements for Trunk Provisioning

         Within ninety (90) days of executing this Agreement, each Party shall provide the other Party a one (1) year traffic forecast. This initial forecast will provide the amount of traffic to be delivered to BA over each of the Traffic Exchange Trunk groups over the next four (4) quarters. The forecast shall be updated and provided to BA on an as-needed but no less frequently than

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


quarterly. All forecasts shall include Access Carrier Terminal Location (ACTL), traffic type (local/toll, operator services, 911, etc.), code (identifies trunk group), A locations/Z location (CLLI codes for MGC-IPs and BA-IPs, interface type (e.g., DS1), and trunks in service each year (cumulative).

                  10.4.1 Trunk Provisioning Pursuant to Forecasts. Because BA's trunking requirements will be dependent on the Customer segments and service segments within Customer segments to whom MGC decides to market its services, BA will be dependent on MGC to provide accurate trunk forecasts for both inbound (from BA) and outbound (from MGC) traffic. BA will, as an initial matter and upon request, provide the same number of trunks to terminate local traffic to MGC as MGC provides to terminate local traffic to BA, unless MGC expressly identifies particular situations that are expected to produce traffic that is substantially skewed in either the inbound or outbound direction, in which case BA will provide the number of trunks MGC suggests; provided, however, that in all cases BA's provision of the forecasted number of trunks to MGC is conditioned on the following: that such forecast is based on reasonable engineering criteria, there are no capacity constraints, and MGC's previous forecasts have proven to be reliable and accurate.

                  10.4.2 Monitoring and Adjusting Forecasts. BA will, for ninety
(90) days, monitor traffic on each trunk group that it establishes at MGC's suggestion or request pursuant to the procedures identified in subsection 10.4.1 above. At the end of such ninety (90) day period, BA may disconnect trunks that, based on reasonable engineering criteria and capacity constraints, are not warranted by the actual traffic volume experienced. If, after such initial ninety (90) day period for a trunk group, BA determines that any trunks in the trunk group in excess of four (4) DS-1s are not warranted by actual traffic volumes (considering engineering criteria for busy hour CCS and blocking, percentages), then BA may hold MGC financially responsible for the excess facilities. In subsequent periods, BA may also monitor traffic for ninety (90) days on additional trunk groups that MGC suggests or requests BA to establish. If, after any such (90) day period, BA determines that any trunks in the trunk group are not warranted by actual traffic volumes (considering engineering criteria for busy hour call seconds and blocking, percentages), then BA may hold MGC financially responsible for the excess facilities. At any time during the relevant ninety (90) day period, MGC may request that BA disconnect trunks to meet a revised forecast. In such instances, BA may hold MGC financially responsible for the disconnected trunks retroactive to the start of the ninety
(90) day period through the date such trunks are disconnected.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


                  10.4.3 Reciprocal Responsibility. To the extent that BA requires MGC to install trunks for delivery of traffic to BA, MGC may apply the same procedures with respect to BA's trunking requirements.

         10.5     Demand Management Forecasts

                  10.5.1 MGC will furnish BA with good faith demand management forecasts to enable BA to effectively plan its network infrastructure and work force levels to accommodate anticipated MGC demand for BA services and products. Such forecasts will describe MGC's expected needs for service volumes, and timeframes for service deployment, by wire center. MGC agrees to provide such forecasts to BA thirty (30) days following the Effective Date, with updates to follow every six months thereafter. BA agrees that such forecasts shall be subject to the confidentiality provisions defined in subsection 29.4 below, and that such Information will only be used by BA to provide Interconnection pursuant to this Agreement.

11.0     UNBUNDLED ACCESS -- SECTION 251(c)(3)

         To the extent required of each Party by Section 251 of the Act, each Party shall offer to the other Party nondiscriminatory access to Network Elements on an unbundled basis at any technically feasible point. BA shall unbundle and separately price and offer Network Elements such that MGC will be able to lease and interconnect to whichever of the Network Elements MGC requires, and to allow MGC to combine the BA-provided elements with any facilities and services that MGC may itself provide, except that MGC shall not recombine Network Elements purchased from BA for use as a substitute for the purchase at wholesale rates of Telecommunications Services that BA provides unless otherwise mandated by the FCC or the Commission or agreed to by BA with other carriers. Any combination by MGC of unbundled Network Elements purchased from BA shall be through a Collocation arrangement pursuant to Section 13.0.

         11.1     Available Network Elements

         At the request of MGC, BA shall provide MGC access to the following unbundled Network Elements in accordance with the requirements of the FCC
Regulations:

                  11.1.1     Local Loops, as set forth in subsection 11.2;

                  11.1.2     The Network Interface Device;

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


                  11.1.3     Switching Capability, as set forth in subsection
                             11.3;

                  11.1.4 Interoffice Transmission Facilities, as set forth in subsection 11.4;

                  11.1.5 Signaling Links and Call-Related Databases, as set forth in subsection 5.4 and Section 17;

                  11.1.6 Operations Support Systems, as set forth in subsection 11.5:

                  11.1.7 Operator Services and Direction, Assistance, as set forth in Section 19;
and

                  11.1.8 such other Network Elements in accordance with subsection 11.7 below.

         11.2     Unbundled Local Loop ("ULL") Types

         Subject to subsection 11.7, BA shall allow MGC to access the following Unbundled Local Loop ("ULL") types unbundled from local switching and local transport in accordance with the terms and conditions set forth in this subsection 11.2.

                  11.2.1 "2-Wire Analog Voice Grade ULL" or "Analog 2W" which support analog transmission of 300-3000 Hz, repeat link start, link reverse battery, or ground start seizure and disconnect in one direction (toward the End Office Switch), and repeat ringing in the other direction (toward the Customer). Analog 2W include Loops sufficient for the provision of PBX trunks, pay telephone lines and electronic key system lines.

                  11.2.2 "4-Wire Analog, Voice Grade ULL" or "Analog 4W" which support transmission of voice grade signals using separate transmit and receive paths and terminate in a 4-wire electrical interface.

                  11.2.3 "2-Wire ISDN Digital Grade ULL" or "BRI ISDN" (Premium
Link) which support digital transmission of two 64 Kbps bearer channels and one 16 Kbps data channel. BRI ISDN is a 2B+D Basic Rate Interface-Integrated Services Digital Network (BRI-ISDN) Loop which will meet national ISDN standards and conform to ANSI T1.601-1992 & TlEl.4 90-004R3).

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

                  11.2.4 2-Wire ADSL-Compatible ULL or ADSL 2W is a 2-wire, non-loaded, twisted copper pair that meets revised resistance design or carrier serving area design guidelines. The upstream and downstream ADSL power spectral density masks and dc line power limits in BA TR 72575, Issue 2 must be met. ADSL-compatible local loops are subject to availability.

                  11.2.5 2-Wire HDSL-Compatible ULL or HDSL 2W consists of a single 2-wire, non-loaded, twisted copper pair that meets the carrier serving area design criteria. The HDSL power spectral density mask and dc line power limits referenced in BA TR 72575, Issue 2 must be met. 2-Wire HDSL-compatible local loops are subject to availability.

                  11.2.6 4-Wire HDSL-Compatible ULL or HDSL 4W consists of two 2-wire, non-loaded, twisted copper pairs that meet the carrier serving area design criteria. The HDSL power spectral density mask and dc line power limits referenced in BA TR 72575, Issue 2 must be met. 4-Wire HDSL-compatible local loops are subject to availability.

                  11.2.7 "4-Wire DS-1-compatible ULL" (Digital Grade Loop) provides a channel which provides 1.544 Mbps digital transmission path between a Customer premises and a MGC Collocation node at a BA central office, and is capable of operating in a full duplex, time division (digital) multiplexing mode. A DS-1 Digital Grade Loop provides transmission capacity equivalent to 24 voice grade channels with associated signaling, twenty-four 56 Kbps digital channels when in band signaling is provided or twenty-four 64 Kbps channels with the selection of the Clear Channel signaling option.

                  11.2.8 BA will make Analog 2-Wire ULLS, BRI ISDN ULLS, Analog 4-Wire ULLs and 4-Wire DS-1-compatible ULLs available for purchase by MGC at any time after the Effective Date.

                  11.2.9 BA will make HDSL 4-Wire, HDSL 2-Wire, and ADSL 2-Wire ULLs available to MGC no later than the date on which it makes such ULLs commercially available to any other Telecommunications Carrier in New York State. The Parties shall amend Exhibit A to add the appropriate rates and charges.

         11.3     Unbundled Switching Elements

         BA shall make available to MGC the local Switching Element and tandem Switching Element unbundled from transport, local loop transmission, or other services in accordance with

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

the terms and conditions of and at the rates specified in BA's New York PSC No. 916 Tariff, as amended from time to time.

         11.4     Unbundled Inter Office Facilities

         BA shall provide MGC Inter Office Facilities ("IOF"), unbundled from switching, unbundled interoffice facilities, and other services as required by Applicable Law, at the rates, terms and conditions set forth in BA's NYPSC No. 916 Tariff, as amended from time to time.

         11.5     Operations Support Systems

         BA shall provide MGC with access via electronic interfaces to databases required for pre-ordering, ordering, provisioning, maintenance and repair, and billing as soon as practicable.

         11.6     Limitations on Unbundled Access

                  11.6.1 BA shall only be required to provide ULLs and Ports where such Loops and Ports are available.

                  11.6.2 MGC shall access BA's unbundled Network Elements specifically identified in this Agreement via Collocation in accordance with
Section 13 at the BA Wire Center where those elements exist, and each ULL or Port shall, in the case of Collocation, be delivered to MGC's Collocation node by means of a Cross Connection or Strapping.

                  11.6.3 BA shall provide MGC access to its Unbundled Local Loops at each of BA's Wire Centers for loops terminating in that Wire Center. In addition, if MGC orders one or more ULL provisioned via Integrated Digital Link Carrier or Remote Switching technology deployed as a ULL concentrator, BA shall, where available, move the requested ULL(s) to a spare, existing physical ULL at no additional charge to MGC. If, however, no spare physical ULL is available, BA shall within three (3) Business days of MGC's request notify MGC of the lack of available facilities. MGC may then at its discretion make a Network Element Bona Fide Request to BA to provide the unbundled Local Loop through the demultiplexing of the integrated digitized ULL(s). MGC may also make a Network Element Bona Fide Request for access to Unbundled Local Loops at the ULL concentration site point. Notwithstanding anything to the contrary in this Agreement, standard provisioning intervals shall not apply to ULL provided under this subsection 11.6.3.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

                  11.6.4 If MGC orders a ULL type and the distance requested on such ULL exceeds the transmission characteristics in applicable technical references, as specified below, distance extensions may be required and additional rates and charges shall apply as set forth in Exhibit A or applicable Tariffs.

           Loop Type                          Technical Reference/Limitation
           Electronic Key Line                2.5 miles
           ISDN                               Bellcore TA-NWT-000393
           HDSL 2W                            T1E1 Technical Report Number 28
           HDSL 4W                            T1E1 Technical Report Number 2S
           ADSL 2W                            ANSI T1.413 1995 Specification

         11.7     Availability of Other Network Elements on an Unbundled Basis

                  11.7.1 BA shall, upon request of MGC, and to the extent required by Applicable Law, provide to MGC access to its Network Elements on an unbundled basis for the provision of MGC's Telecommunications Service. Any request by MGC for access to a BA Network Element that is not already available shall be treated as a Network Element Bona Fide Request. MGC shall provide BA access to its Network Elements as mutually agreed by the Parties or as required by Applicable Laws.

                  11.7.2 A Network Element obtained by one Party from the other Party under this subsection 11.7 may be used in combination with the facilities of the requesting Party only to provide a Telecommunications Service, including obtaining billing and collection, transmission, and routing of the Telecommunications Service.

                  11.7.3 Notwithstanding anything to the contrary in this subsection 11.7, a Party shall not be required to provide a proprietary Network Element to the other Party under this subsection 11.7 except as required by the Commission or FCC.

         11.8     Provisioning of Unbundled Local Loops

         The following coordination procedures shall apply for conversions of "live" Telephone Exchange Services to Unbundled Local Loops (also referred to as "hot cuts"). These and other mutually agreed-upon procedures shall apply reciprocally for the "live" cutover of Customers from BA to MGC and from MGC to BA.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

                  11.8.1 MGC shall request ULLs from BA by delivering to BA a valid electronic transmittal Service Order using the BA electronic ordering platform or another mutually agreed upon system. Within two (2) business days of BA's receipt of such valid Service Order, BA shall provide MGC the firm order commitment ("FOC") date by which the Loop(s) covered by such Service Order will be installed.

                  11.8.2 BA agrees to accept from MGC at the time the service request is submitted for scheduled conversion of hot cut ULL orders, a desired date and A.M. or P.M. designation (the "Scheduled Conversion Time") to the extent available (as applicable, the "Conversion Window") for the hot cut.

                  11.8.3 BA shall test for MGC dial tone at the POT bay by testing through the tie cable provisioned between the BA main distributing frame and the MGC expanded Inter-connection node forty-eight (48) hours prior to the Scheduled Conversion Time.

                  11.8.4 Not less than one hour prior to the Scheduled Conversion Time, either Party may contact the other Party and unilaterally designate a new Scheduled Conversion Time (the "New Conversion Time"). If the New Conversion Time is within the Conversion Window, no charges shall be assessed on or waived by either Party. If, however, the New Conversion Time is outside of the Conversion Window, the Party requesting such New Conversion Time shall be subject to the following:

                  If BA requests the New Conversion Time, the applicable Line Connection Charge shall be waived; and

                  If MGC requests the New Conversion Time, MGC shall be assessed a Line Connection Charge in addition to the Line Connection Charge that will be incurred for the New Conversion Time.

                  11.8.5 Except as otherwise agreed by the Parties for a specific conversion such as large cutovers of ten (10) lines or more that have been negotiated, the Parties agree that the time interval expected from disconnection of BA's "live" Telephone Exchange Service to the connection of an unbundled Network Element at the MGC Collocation node will be accomplished within a window of time of sixty (60) minutes or less. If MGC has ordered INP with the installation of a Loop, BA will coordinate the implementation of INP with the Loop conversion during with the above stated intervals at no additional charge.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


                  11.8.6 If MGC requests or approves a BA technician to perform services in excess of or not otherwise contemplated by the Line Connection Service Charge BA may Charge MGC for any additional and reasonable labor charges to perform such services.

                  11.8.7 If as the result of end user actions (e.g. Customer not ready ["CNR"]), BA cannot complete requested work activity when technician has been dispatched to the site, MGC will be assessed a non-recurring charge associated with this visit. This charge will be the sum of the Service Order Charge and Premises Visit Charge as specified in the NYPSC Tariffs Nos. 900/914.

         11.9     Maintenance of Unbundled Network Elements

         If (i) MGC reports to BA a Customer trouble, (ii) MGC requests a dispatch, (iii) BA dispatches a technician, and (iv) such trouble was not caused by BA facilities or equipment in whole or in part, then MGC shall pay BA a charge set forth in Exhibit A for time associated with said dispatch. In addition, this charge also applies when the Customer contact as designated by MGC is not available at the appointed time. MGC accepts responsibility for initial trouble isolation and providing BA with appropriate dispatch information based on its test results. If as the result of MGC instructions, BA is erroneously requested to dispatch within a BA Central Office or to a POT Bav ("dispatch in"), a charge set forth in Exhibit A will be assessed per occurrence to MGC by BA. If as the result of MGC instructions, BA is erroneously requested to dispatch outside a BA Central Office or to a POT Bay ("dispatch out"), a charge set forth in Exhibit A will be assessed per occurrence to MGC by BA. BA agrees to respond to MGC trouble reports on a non-discriminatory basis consistent with the manner in which it provides service to its own retail customers or to any other similarly initiated Telecommunications Carrier.

         11.10    Other Terms and Conditions Including Rates and Charges

                  11.10.1 ULLs and other Network Elements will be offered on the terms and conditions, including rates and charges, specified herein and on such other terms as stated in applicable Tariffs, as amended from time to time, that are not inconsistent with the terms and conditions set forth herein.

                  11.10.2 BA shall charge the non-recurring and monthly recurring, rates for ULLs and other Network Elements set forth in Exhibit A as interim rates until such time as the Commission adopts permanent rates consistent with the requirements of the FCC Regulations.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

Such permanent rates shall be applied in the manner described in Exhibit A and subsection 20.1.2 below.

12.0     RESALE-- SECTIONS 251(c)(4) and 251(b)(1)

         12.1     Availability of Wholesale Rates for Resale

         BA shall make available to MGC for resale all Telecommunications Services as described in Section 251(c)(4) of the Act, pursuant to the rates, terms and conditions of BA's NYPSC No. 915 tariff, as may be amended from time to time.

         12.2     Availability of Retail Rates for Resale

         Each Party shall make available its Telecommunications Services for resale at the retail rates set forth in its Tariffs to the other Party in accordance with Section 251 (b)(1) of the Act. In addition, BA and MGC shall each allow the resale by the other of all Telecommunications Services that are offered primarily or entirely to other Telecommunications Carriers (e.g. Switched and special Exchange Access Services) at the rates already applicable to such services. BA shall also allow the resale by MGC of such other non-Telecommunications Services as BA, in its sole discretion, determines to provide for resale under terms and conditions to be agreed to by the Parties.

         12.3     Additional Terms Governing Resale and Use of BA Services

                  12.3.1 MGC shall comply with the provisions of this Agreement (including, but not limited to, all applicable BA Tariffs) regarding resale or use of BA services. In addition, MGC shall undertake in good faith to ensure that its Customers comply with the provisions of BA's Tariffs applicable to their use of BA's Telecommunications Services.

                  12.3.2 Without in any way limiting subsection 12.3.1, MGC shall not resell (a) residential service to business or other nonresidential Customers of MGC, (b) Lifeline or other means-tested service offerings, or grandfathered service offerings, to persons not eligible to subscribe to such service offerings from BA, or (c) any other BA service in violation of any user or user group restriction that may be contained in the BA Tariff applicable to such service to the extent such restriction is not prohibited by Applicable Laws. In addition, MGC shall be subject to the same limitations that BA's own retail Customers may be subject to with respect to any Telecommunications Service that BA may, in its discretion and to the extent not prohibited by Applicable Law, discontinue offering.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


                  12.3.3 BA shall not be obligated to offer to MGC at a wholesale discount Telecommunications Services that BA offers at a special promotional rate if such promotions are for a limited duration of ninety (90) days or less.

                  12.3.4 Upon request by BA, MGC shall provide to BA adequate assurance of payment of charges due to BA in connection with MGC's purchase of BA services for resale. Assurance of payment of charges may be requested by BA: if MGC (a) in BA's reasonable judgment, at the Effective Date or at any time thereafter, is unable to show itself to be creditworthy; (b) in BA's reasonable judgment, at the Effective Date or at any time thereafter, is not creditworthy; or, (c) fails to timely pay a bill rendered to MGC by BA. Unless otherwise agreed by the Parties, the assurance of payment shall be in the form of a cash deposit and shall be in an amount equal to the charges for BA services that MGC may reasonably be expected to incur during, a period of two (2) months. BA may at any time use the deposit or other assurance of payment to pay amounts due from MGC.

                  12.3.5 MGC shall not be eligible to participate in any BA plan or program under which BA end user retail Customers may obtain products or merchandise, or services which are not BA Retail Telecommunications Services, in return for trying, agreeing to purchase, purchasing, or using BA Retail Telecommunications Services.

                  12.3.6 BA may impose additional restrictions on MGC's resale of BA's retail Telecommunications Services to the extent permitted by Applicable Laws.

13.0     COLLOCATION -- SECTION 251(c)(6)

         13.1 BA shall offer to MGC Physical Collocation of equipment necessary for Interconnection (pursuant to Section 4.0) or for access to unbundled Network Elements (pursuant to Section 11.0), except that BA may offer only Virtual Collocation if BA demonstrates to the Commission that Physical Collocation is not practical for technical reasons or because of space limitations, as provided in Section 251 (c)(6) of the Act. BA shall provide Collocation solely for the purpose of Interconnection with facilities or services of BA or access to unbundled Network Elements of BA, except as otherwise mutually agreed to in writing by the Parties or as required by the FCC or the Commission, subject to applicable federal and state Tariffs and license agreements.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

         13.2 MGC agrees to offer to BA Collocation of equipment for purposes of Interconnection (pursuant to Section 4) on a non-discriminatory basis and at comparable rates, terms and conditions as MGC may provide to other third parties. MGC shall provide such collocation subject to applicable Tariffs.

         13.3 In the course of implementation of a Collocation project, BA shall:

                  (a identify the Collocation project manager assigned to the project;

                  (b develop a written comprehensive "critical tasks" timeline detailing the work (and relative sequence thereof) that is to be performed by each Party or jointly by both Parties; and

                  (c provide MGC with the relevant engineering, requirements.

         13.4 The Collocating Party shall purchase Cross Connection to services or facilities as described in applicable Tariffs.

         13.5 Collocation shall occur under the terms of each Party's applicable and available Tariffs, except that MGC reserves the right to collocate Remote Switching Concentrators ("RSCs") only to the extent that any and all switching functionality of such equipment has been rendered inoperative and constitutes equipment that is used solely for the purpose of interconnection and access to unbundled network elements to provide Telephone Exchange Service to its end user customer(s). MGC recognizes and agrees that BA shall only be required to provide an environment suitable for placement of toll transmission equipment ("Toll Transmission Environment"). If, pursuant to Applicable Law, BA is required at any future time to provide other than a Toll Transmission Environment, then MGC shall pay all additional costs incurred by BA to provide such an environment.

         13.6     Dedicated Transit Service

                  13.6.1 "Dedicated Transit Service" provides for the dedicated connection between a MGC Collocation arrangement established pursuant to applicable tariffs and/or license agreements at a BA premises and a Collocation arrangement of a third Party carrier that maintains a Collocation arrangement at the same premises. Dedicated Transit Service shall be provided using a cross-connection (dedicated connection) using suitable BA -provided cable or transmission facilities or any other mutually agreed upon arrangement.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

                  13.6.2 The carrier that requests the Dedicated Transit Service shall be the customer of record for both ends of the service in terms of ordering, provisioning, maintenance, and billing. Alternative arrangements may be utilized if agreed upon by all three parties. Rates and charges for Dedicated Transit Service are stated in Exhibit A.

SECTION 251(b) PROVISIONS

14.0     NUMBER PORTABILITY -- SECTION 251(b)(2)

         14.1     Scope

                  14.1.1 The Parties shall provide Number Portability on a reciprocal basis to each other to the extent technically feasible, and in accordance with rules and regulations as from time to time prescribed by the FCC and/or the Commission. The Parties shall provide Number Portability to each other in the event a Customer of one Party ("Party A") elects to become a Customer of the other Party ("Party B") and the Customer (i) remains within the same central office district and within the boundary of the smallest geographical area that is significant for billing (e.g. exchange zone) as defined by the LEC to whom the ported Customer's NXX code was originally assigned and (ii) elects to utilize the original telephone number(s) correspondent to the Exchange Service(s) it previously received from Party A in conjunction with the Exchange Service(s) it will now receive from Party B.

                  14.1.2 Until Permanent Number Portability is implemented by the industry pursuant to regulations issued by the FCC and/or the Commission, the Parties agree to reciprocally provide Interim Number Portability ("INP") to each other at the prices listed in Exhibit A. Such agreed-upon prices for INP are not intended to reflect either Party's views on the cost recovery mechanisms being considered by the FCC in its current proceeding on number portability issues.

                  14.1.3 Upon the agreement of the Parties or issuance of applicable FCC and/or Commission order(s) or regulations mandating the adoption of a Permanent Number Portability ("PNP") arrangement, BA and MGC will commence migration from INP to the agreed-upon or mandated PNP arrangement as quickly as practically possible while minimizing interruption or degradation of service to their respective Customers. Once Permanent Number Portability is implemented, either Party may withdraw, at any time and at its sole discretion, its INP offerings, subject to advance notice to the other Party and coordination to allow the seamless and

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

transparent conversion of INTP Customer numbers to Permanent Number Portability. Upon implementation of Permanent Number Portability pursuant to FCC or Commission regulation, both Parties agree to conform and provide such Permanent Number Portability. To the extent PNP rates or cost recovery mechanisms are not established by the applicable FCC or Commission order or regulation mandating the adoption of PNP, the Parties will negotiate in good faith the charges or cost recovery mechanism for PNP service at such time as a PNP arrangement is adopted by the Parties.

                  14.1.4 Under either an INP or PNP arrangement, MGC and BA will implement a process to coordinate Number Portability cutovers with ULL conversions (as described in Section 11 of this Agreement).

         14.2     Procedures for Providing INP Through Remote Call Forwarding

         MGC and BA will provide INIP through Remote Call Forwarding as follows:

                  14.2.1 A Customer of one Party ("Party A") elects to become a Customer of the other Party ("Party B"). The Customer elects to utilize the original telephone number(s) corresponding to the Telephone Exchange Service(s) it previously received from Party A, in conjunction with the Telephone Exchange Service(s) it will now receive from Party B. Upon receipt of confirmation of a signed letter of agency ("LOA") from the Customer (and an associated service order) assigning the number to Party B, Party A will implement an arrangement whereby all calls to the original telephone number(s) will be forwarded to a new telephone number(s) designated by Party B, only within the same Exchange Area as the original telephone number(s). It is Party B's responsibility to maintain a file of all LOAs and Party A may request, upon reasonable notice, a copy of the LOA. Party A will route the forwarded traffic to Party B over the appropriate Telephone Exchange Service Trunks as if the call had originated on Party A's network.

                  14.2.2 Party B will become the customer of record for the original Party A telephone numbers subject to the INP arrangements. Party A shall use its reasonable efforts to consolidate into as few billing statements as possible all collect, calling card, and 3rd-number billed calls associated with those numbers, with sub-account detail by retained number. Such billing statement shall be delivered to Party B in a mutually agreed-upon format via either electronic file transfer, magnetic tape, or other mutually acceptable medium.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


                  14.2.3 Party A will update its Line Information Database ("LIDB") listings for retained numbers, with the screening options provided by Party B on a per order basis. Party B shall determine which of the screening options offered by Party A should apply to the Party B Customer account. Party A will cancel calling cards associated with those forwarded numbers assigned to Party B.

                  14.2.4 Party B will outpulse the telephone number to which the call has been forwarded to the 911 Tandem Office. Party B will also provide the 911 database with both the forwarded number and the directory number, as well as the appropriate address information of the Customer.

                  14.2.5 Within two (2) business days of receiving notification from the Customer, Party B shall notify Party A of the Customer's termination of service with Party B, and shall further notify Party A as to that Customer's instructions regarding its telephone number(s). Party A will reinstate service to that Customer, cancel the INIP arrangements for that Customer's telephone number(s), or redirect the INP arrangement to another INP-participating LEC pursuant to the Customer's instructions at the time.

                  14.2.6 Party A shall be permitted to cancel INP arrangements and reassign the telephone number(s) upon receipt of notification from Party B or a third party that is authorized to act on behalf of the Customer. The Parties agree to work cooperatively to develop procedures or adopt industry standards or practices concerning the initiation and termination of INP service in a multicarrier environment.

         14.3     Procedures for Providing INP Through Route Indexing

         Upon mutual agreement, BA will deploy a Route Index arrangement which combines direct trunks, provisioned between BA's and MGC's end offices, with trunk side routing translations and full functionality for those CLASS services deployed in the specific BA switch. Under this arrangement, inbound calls to a ported number will be pointed at a route index that sends the call to a dedicated trunk group, built as a direct final, for the sole purpose of facilitating completion of calls to a ported number. BA will coordinate with MGC to provide this solution in a mutually agreeable and administratively manageable manner (e.g. NXX level) so as to minimize switch resource utilization for both Parties.

         14.4     Procedures for Providing INP Through Full NXX Code Migration

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


         Where either Party has activated an entire NXX for a single Customer, or activated at least eighty percent (80%) of an NXX for a single Customer, with the remaining numbers in that NXX either reserved for future use by that Customer or otherwise unused, if such Customer chooses to receive Telephone Exchange Service from the other Party, the first Party shall cooperate with the second Party to have the entire NXX reassigned in the LERG (and associated industry databases, routing tables, etc.) to an End Office operated by the second Party. Such transfer will be accomplished with appropriate coordination between the Parties and subject to appropriate industry lead-times for movements of NXXs from one switch to another. Neither Party shall charge the other in connection with this coordinated transfer.

         14.5     Other Interim Number Portability Options

         MGC may also request Direct Inward Dial Trunks pursuant to applicable tariffs.

         14.6     Receipt of Terminating Compensation on Traffic to INP'ed
Numbers

         The Parties agree in principle that, under the INP arrangements described in subsections 14.2 and 14.3 above, terminating compensation on calls to INP'ed numbers should be received by each Customer's chosen LEC as if each call to the Customer had been originally addressed by the caller to a telephone number bearing an NPA-NXX directly assigned to the Customer's chosen LEC. In order to accomplish this objective where INP is employed, the Parties shall utilize the process set forth in this subsection 14.6 thereby terminating compensation on calls subject to INP will be passed from the Party (the "Performing Party") which performs the INP to the other Party (the "Receiving Party") for whose Customer the INP is provided.

                  14.6.1 The Parties shall individually and collectively make best efforts to track and quantify INIP traffic between their networks based on the CPN of each call by identifying CPNs which are INP'ed numbers. The Receiving Party shall charge the Performing Party for each minute of INP traffic at the INP Traffic Rate specified in subsection 14.6.3 in lieu of any other compensation charges for terminating such traffic, except as provided in subsection 14.6.2.

                  14.6.2 By the Interconnection Activation Date in each LATA, the Parties shall jointly estimate for the prospective six months, based on historic data of all traffic in the LATA, the percentages of such traffic that, if dialed to telephone numbers bearing NPA-NXXs directly assigned to a Receiving Party (as opposed to the INP'ed number), would have been subject to (i) Reciprocal Compensation ("Recip Traffic"), (ii) appropriate intrastate FGD charges ("Intra Traffic"), (iii) interstate FGD charges ("Inter Traffic"), or
(iv) handling, as Transit Traffic. On

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


the date which is six (6) months after the Interconnection Activation Date, and thereafter on each succeeding six month anniversary of such Interconnection Activation Date, the Parties shall establish new INIP traffic percentages to be applied in the prospective six (6) month period, based on the Performing Party's choice of actual INP traffic percentages from the preceding six (6) month period or historic data of all traffic in the LATA.

                  14.6.3     The INP Traffic Rate shall be equal to the sum of:

       (Recip Traffic percentage times the Reciprocal Compensation Rate
                                 -----
                            set forth in Exhibit A)
                                     plus
                                     ----
         (Intra Traffic percentage times Receiving Party's effective
                                   -----
                             intrastate FGD rates)
                                     plus
                                     ----
          (Inter Traffic percentage times Receiving Party's effective
                                    -----
                            interstate FGD rates).

         14.7     Recovery of INP Costs Pursuant to FCC Order and Rulemaking

         Notwithstanding anything to the contrary contained in this Section 14, in light of the FCC's First Report and Order and Further Notice of Proposed Rulemaking, adopted June 27, 1996, in CC Docket 95-116 (the "Order"), the Parties stipulate and agree as follows:

                  14.7.1 The rates listed in Exhibit A for the provision of INP are appropriate amounts that each Party providing INP service should recover for the provision of those INP functionalities in BA's operating territory on an interim basis until the Commission mandates an alternative cost recovery mechanism for the provision of INP. For the INP functions it provides, each Party should be allowed to recover these amounts in a manner consistent with any final FCC and/or Commission order on INP cost recovery (such as a state-wide fund contributed to by all telecommunications carriers).

                  14.7.2 The Parties agree that neither Party waives its rights to advocate its views that are consistent with this subsection 14.7 on the appropriate INP cost recovery mechanism, or to present such views before any relevant regulatory body or other agency as they relate to FCC or Commission actions on INP cost recovery.

15.0     DIALING PARITY -- SECTION 251(b)(3)

         BA and MGC shall each provide the other with nondiscriminatory access to such services and information as are necessary to allow the other Party to implement Dialing Parity for

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

Telephone Exchange Service, operator services, directory assistance, and directory listing information with no unreasonable dialing delays, as required under Section 251(b)(3) of the Act.

16.0     ACCESS TO RIGHTS-OF-WAY -- SECTION 251(b)(4)

         Each Party ("Licensor") shall provide the other Party ("Licensee") access for purposes of making attachments to the poles, ducts, rights-of-way and conduits it owns or controls, pursuant to any existing or future license agreement between the Parties, and in conformance with 47 U.S.C. 224, where facilities are available, on terms, conditions and prices comparable to those offered to any other entity pursuant to each Party's applicable Tariffs (including generally available license agreements). Where no such Tariffs exist, such access shall be provided in accordance with the requirements of 47 U.S.C. 224, including any applicable FCC regulations that may be issued.

17.0     DATABASES AND SIGNALING

         BA shall provide MGC with interfaces to access BA's databases, including LIDB and toll-free service access codes (i.e.; 800/888), and associated signaling necessary for the routing and completion of MGC's traffic through the provision of SS7 under its applicable tariffs.

18.0     COORDINATED SERVICE ARRANGEMENTS

         18.1     Intercept and Referral Announcements

         When a Customer changes its service provider from BA to MGC, or from MGC to BA, and does not retain its original telephone number, the Party formerly providing service to such Customer shall provide a referral announcement ("Referral Announcement") on the abandoned telephone number which provides details on the Customer's new number or provide other appropriate information to the extent known. Referral Announcements shall be provided reciprocally, free of charge to either the other Party or the Customer, for a period of not less than one hundred and eighty days (180) days after the date the Customer changes its telephone number in the case of business Customers and not less than ninety (90) days after the date the Customer changes its telephone number in the case of residential Customers or other time periods as may be required by the Commission. The periods for referral announcement may be shorter if a number shortage conditions is in effect for a particular NXX code. However, if either Party provides Referral Announcements for a period different than the above respective periods

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

when its Customers change their telephone numbers, such Party shall provide the same level of service to Customers of the other Party.

         18.2     Coordinated Repair Calls

         MGC and BA will employ the following procedures for handling misdirected repair calls:

                  18.2.1 MGC and BA will educate their respective Customers as to the correct telephone numbers to call in order to access their respective repair bureaus.

                  18.2.2 To the extent Party A is identifiable as the correct provider of service to Customers that make misdirected repair calls to Party B, Party B will immediately refer the Customers to the telephone number provided by Party A, or to an information source that can provide the telephone number of Party A, in a courteous manner and at no charge.

                  18.2.3 MGC and BA will provide their respective repair contact numbers to one another on a reciprocal basis.

         18.3     Customer Authorization

                  18.3.1 Without in any way limiting either Party's obligations under subsection 28.1, each Party shall comply with Applicable Laws with regard to Customer selection of a primary Telephone Exchange Service provider. Until the Commission and/or FCC adopts regulations and/or orders applicable to Customer selection of a primary Telephone Exchange Service provider, each Party shall adhere to the rules and procedures set forth in Section 64.1100 of the FCC Rules, 47 CFR ss. 64.1100, in effect on the Effective Date hereof when ordering, terminating, or otherwise changing Telephone Exchange Service on behalf of the other Party's or another carrier's Customers.

                  18.3.2 In the event either Party requests that the other Party install, provide, change, or terminate a Customer's Telecommunications Service (including, but not limited to, a Customer's selection of a primary Telephone Exchange Service Provider) and (a) fails to provide documentary evidence of the Customer's primary Telephone Exchange Service Provider selection upon request, or (b) without having obtained authorization from the Customer for such installation, provision, selection, change or termination in accordance with Applicable Laws (or as provided in subsection 18.3.1 above), the requesting Party shall be liable to the other Party for all charges that would be applicable to the Customer for the initial change in the Customer's

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

Telecommunications Service and any charges for restoring the Customer's Telecommunications Service to its Customer-authorized condition, including to the appropriate primary Telephone Exchange Service provider.

                  18.3.3 Without in any way limiting MGC's obligations under subsection 28.1, MGC shall comply with Applicable Laws with regard to Customer Proprietary Network Information, including, but not limited to, 47 U.S.C. ss.
222. MGC shall not access (including, but not limited to, through BA OSS Services and BA Pre-OSS Services), use, or disclose Customer Proprietary Network Information made available to MGC by BA pursuant to this Agreement unless MGC has obtained any Customer authorization for such access, use and/or disclosure required by Applicable Laws. By accessing, using or disclosing Customer Proprietary Network Information, MGC represents and wan-ants that it has obtained authorization for such action from the applicable Customer in the manner required by Applicable Laws and this Agreement. MGC shall, upon request by BA, provide proof of such authorization (including a copy of any written authorization).

                  18.3.4 BA shall have the right to monitor and/or audit MGC's access to and use and/or disclosure of Customer Proprietary Network Information that is made available by BA to MGC pursuant to this Agreement to ascertain whether MGC is complying with the requirements of Applicable Laws and this Agreement with regard to such access, use, and/or disclosure. To the extent permitted by Applicable Laws, the foregoing right shall include, but not be limited to, the right to electronically monitor MGC's access to and use of Customer Proprietary Network Information that is made available by BA to MGC pursuant to this Agreement.

19.0     DIRECTORY SERVICES ARRANGEMENTS

         BA will provide certain directory services to MGC as defined herein. In this Section 19 of this Agreement, references to MGC customer telephone numbers means telephone numbers falling within NXX codes directly assigned to MGC and to numbers which are retained by MGC on the customer's behalf pursuant to Interim Telephone Number Portability arrangements described in Section 14.0 of this Agreement.

         19.1     Directory Listings and Directory Distributions

                  19.1.1 BA will include MGC's Customers telephone numbers in all of its "White Pages" and "Yellow Pages" directory listings (including electronic directories) and directory assistance databases associated with the areas in which MGC provides services to such

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

customers, and will distribute such directories to such customers, in an identical and transparent manner in which it provides those functions for its own customers' telephone numbers.

                  19.1.2 BA will include all MGC NXX codes on appropriate existing calling charts in the BA customer Guide section of the directory in the same manner as it provides this conformation for its own NXX Codes.

                  19.1.3 MGC will provide BA with its directory listings and daily updates to those listings (including new, changed, and deleted listings) in a mutually agreed upon format at no charge.

                  19.1.4 BA will accord MGC's directory listing information the same level of confidentiality which BA accords its own directory listing information.

                  19.1.5 BA will include, without charge, an Other Local Service Provider section in its Primary White and Primary White and Yellow Page Telephone Directories. When MGC is operating with established end users in the geographic region covered by a specific White Page or Primary White and Yellow Page Directory, MGC will be included, at its request, in the Other Local Service Provider section of that specific directory. MGC will be responsible for providing the Other Local Service Provider Information Pages Input Form to Bell Atlantic Yellow Pages Company for each directory. MGC telephone numbers for installation, repair and billing departments, and logo information that appears in the directory will be in accordance with BA's generally applicable policies. MGC shall comply with the Other Local Service Provider Information Pages General Guidelines.

                  19.1.6 BA will provide MGC with a report of all MGC customer listings ninety (90) days prior to service order close date for that directory in such form and format as may be mutually agreed to by both parties. Both Parties shall use their best efforts to ensure the accurate listing of such information. BA will process any corrections made by MGC with respect to its listings, provided such corrections are received prior to the close date of the particular directory. BA will provide appropriate advance notice of applicable close dates.

                  19.1.7     Yellow Page Maintenance

                  BA will work cooperatively with MGC so that Yellow Page advertisements purchased by customers who switch their service to MGC (including customers utilizing Interim Telephone Number Portability) are maintained without interruption. BA will allow MGC

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

customers to purchase new yellow pages advertisements without discrimination, under the identical rates, terms and conditions that apply to BA's customers.

         19.2     Directory Assistance and Operator Services

         At the option of MGC, BA will provide Directory Assistance to MGC Customers on behalf of MGC under the following terms and conditions:

         BA provides Directory Assistance ("DA") service to MGC's customers served by MGC's own switching facilities over separate trunk groups ordered or provided by MGC to the BA Traffic Operation Position Systems ("TOPS") switch(es) designated by BA. Access to the BA DA platform from MGC's local switch requires that MGC utilize Feature Group C ("FG-C") Modified Operator Services Signaling. The Interoffice Transmission Facility ("IOF") mileage rate for the facility will be based on airline mileage using V&H coordinate methods from the MGC location to the designated BA TOPS. Trunk terminations at the TOPS switch(es) require MGC to purchase trunk ports at rates specified in Exhibit A. For each trunk group MGC must indicate the DA option selected from those set forth in 19.2.2 (a), (b) and (c) below; and/or

         BA provides MGC access to DA service for MGC Customers served by BA unbundled local Switching Elements, through dedicated IOF and trunk ports between the BA End Office in which MGC has unbundled local switching ports and the BA TOPS switches. Additional per minute of use ("MOU") local switching charges, set forth in Exhibit A, will apply for all calls which interconnect from the unbundled local switching ports to the BA TOPS.

                  19.2.1     Directory Assistance

                  At MGC's option, BA will provide MGC Customers access to Telephone Directory Assistance operators via 411, 555-1212, or 1+ (NPA) 555-1212 dialing.

                  Rates for requests for Directory Assistance will be billed to MGC and are stated in Exhibit A.

                  BA will not provide Directory Assistance call allowances to MGC or MGC's Customers.

                  19.2.2     Directory Assistance with Branding

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

                  This service allows MGC to select only one of the three options as follows:

                  . (a) MGC may provide BA with a MGC branded, introductory Directory Assistance and Operator Services announcement which will be played for all MGC Customers completing DA or Operator Services calls over the trunk group to the BA TOPS.

                  Such branding announcement may be a maximum of eighteen (18) seconds, recorded by MGC or, at MGC's request and subject to charges to be determined on an individual case basis, by BA. MGC must provide a minimum of two (2) audio cassette recordings of the MGC branding announcement.

                  . (b)      MGC may request BA branded announcement.

                  . (c)      MGC may request an unbranded, generic announcement.

                  Rates for requests for Directory Assistance with branding will be billed to MGC and are stated in Exhibit A.

         19.3     Directory Assistance Call Completion

         At MGC's option BA will provide Directory Assistance Call Completion ("DACC") for automatic connection of a MGC Customer calling BA DA and the published telephone number requested.

         After the BA DA operator provides the requested number, a recorded service message will offer to connect the MGC Customer to that number for a specified additional charge.

         The MGC Customer can accept the offer for DACC by depressing a button (touch tone) or responding by voice (dial), as instructed by the voice message.

         The DACC charge will apply as set forth in Exhibit A. In addition, for calls originating from a facilities-based MGC switch or for calls from MGC unbundled local switching line ports, there will be charges to terminate the call from the TOPS Tandem to the called party. These include applicable per minute of use Unbundled Tandem Transport Charges ("UTTC") for each call transported between the TOPS Tandem and the originating End Office, per minute of use Tandem Transit Switching Charge ("TTSC") for each call that traverses a BA Tandem switch,

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

and the appropriate per minute of use charges for Reciprocal Compensation ("UNRCC" or "UCRCC") depending on the terminating End Office Switch, as set forth in Exhibit A.

         DACC is available to MGC residence and business Customers and from public telephones on a collect, bill to third number or calling card basis. Appropriate charges for the selected billing option will apply in addition to the DACC charge.

         DACC is available with all telephone numbers in the BA DA database with the following exceptions:

                  - non-published telephone numbers
                  - interLATA numbers
                  - 700, 800 and 900 numbers.

         When a caller requests more than one number for Directory Assistance, DACC is offered only for the first eligible listing that was selected by the operator.

         The DACC charge applies only to calls actually completed.

         The DACC charge will be credited for completion of calls to the wrong number, incomplete connections or calls with unsatisfactory transmission as set forth in Section 19.4 following.

         Rates for requests for DACC will be billed to MGC as set forth in Exhibit A.

         19.4     Directory Assistance Credits

         Directory Assistance credits will apply to MGC for directory inaccessibility, wrong numbers, cut-offs and poor transmission. When a MGC Customer reports such a call, i.e. the requested number, the provided number, and the reason the provided number is incorrect, to the BA directory assistance operator, the number of calls for which a credit will apply will be developed by the BA DA operator and credited to MGC. BA will identify the specific MGC Customer to whom the credit applies.

         19.5     Direct Access to Directory Assistance

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

         Direct Access to Directory Assistance ("DADA") is a database service that provides access to BA listings to a MGC operator. The DADA database is a physically distinct entity from the BA DA database, populated with identical listing data, and updated from the same source on a daily basis.

         To obtain access, MGC is required to arrange for interconnection to the database. BA will interconnect at any technically feasible point designated by MGC.

         BA will provide MGC with a User Guide for training its agents.

         Rates and Charges for DADA are stated in Exhibit A.

         19.6     Inward Operator Services

         Inward Operator Services enables MGC or its operator service provider to connect to the BA TOPS office(s) for the purpose of providing certain operator services to MGC Customers. There are two types of Inward Operator Services:

                  19.6.1     Busy Line Verification ("BLV"):

                  BLV is service wherein, at the request of MGC's Customer or operator service provider, a BA operator will attempt to determine the status of an exchange service line (e.g., conversation in progress, available to receive a call or out of service) and report to MGC's Customer or operator service provider.

                  19.6.2     Busy Line Verification/Interrupt ("BLV/I")

                  BLV/I is a service wherein, at the request of MGC's Customer or operator service provider, a BA operator will determine and report whether a conversation is in progress on an exchange service line, and then interrupt such conversation to request that it be terminated so that MGC's Customer may complete a call to the line. MGC may order Inward Operator Services under the following terms and conditions:

                  Inward Operator Services are provided over trunk groups ordered by MGC or its alternate operator service provider to BA TOPS switch(es) as specified by BA.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

                  Inward Operator Services cannot be provided for ported telephone numbers, or telephone numbers which forward calls using Call Forwarding Variable service features.

                  BA will provide BLV and BLV/I for telephone numbers provided in its operating territory.

                  The BA operator will respond to one telephone number per call on requests for BLV or BLV/I.

                  BA will designate the TOPS switch(es) serving specific NXXs and make such information available to MGC.

                  MGC and its Customer shall indemnify and save BA harmless against all claims that may arise from either party to the interrupted call or any other person.

                  Rates and Charges for Inward Operator Services are set forth in Exhibit A.

         19.7     Operator Services

         At MGC's option, BA will provide for the routing of Operator Services ("OS") calls dialed by MGC Customers directly to either the MGC Operator Services platform or to the BA Operator Services platform.

         BA provides OS to MGC Customers served by MGC switches over separate trunk groups ordered or provided by MGC to the BA TOPS switch(es) as specified by BA. Access to the BA OS platform from MGC's local switch requires that MGC utilize Feature Group C Modified Operator Services Signaling. The Interoffice Transmission Facility mileage rate for the facility will be based on airline mileage using V&H coordinate methods from the MGC location to the designated BA TOPS. Trunk terminations at the TOPS switch(es) require MGC to purchase trunk ports at rates specified in Exhibit A. For each trunk group, MGC must indicate the branding option selected as set forth in Sections 19.2.2 (a), (b), and (c) preceding; and/or

         BA also provides MGC access to OS for MGC Customers served by BA unbundled local Switching Elements, through dedicated IOF and trunk ports between the BA End Office in which MGC has unbundled local switching ports and the BA TOPS switches. Additional per minute of use ("MOU") local switching charges, set forth in Exhibit A, will apply for all calls which interconnect from the unbundled local switching ports to the BA TOPS.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


         19.8 0+ Mechanized Operator Calls (Calling Card, Collect, Bill to Third Number)

         At MGC's option, the mechanized BA operator interface will provide MGC's Customer the ability to complete 0+ mechanized operator calls using alternate billing capabilities without live operator assistance. Alternate billing call completions can be calling card, collect or bill-to-third-number.

         0+ mechanized calls may be routed over the same DA trunk groups which provide interconnection from the MGC switch or from the MGC unbundled local switching line ports to the BA TOPS.

         Rates for requests for 0+ mechanized calls will be billed to MGC and are set forth in Exhibit A. In addition, for calls originating from a facilities-based MGC switch or for calls from MGC unbundled local switching line ports, there will be charges to terminate the call from the TOPS Tandem to the called party. These include applicable per minute of use Unbundled

         Tandem Transport Charges ("UTTC") for each call transported between the TOPS Tandem and the originating End Office, per minute of use Tandem Transit Switching Charge ("TTSC') for each call that traverses a BA Tandem switch, and the appropriate per minute of use charges for Reciprocal Compensation ("UNRCC" or "UCRCC") depending on the terminating End Office Switch, as set forth in Exhibit A.

         19.9 0- Operator Handled Calls (Calling Card, Collect, Bill to Third Number)

         At MGC's option, the BA will provide live operator assistance to the MGC Customer for intraLATA calls completion via 0- dialing with alternate billing capabilities. Alternate billing capabilities include calling card, collect and bill-to-third-number, station-to-station and person-to-person.

         0- operator handled calls may be routed over the same DA trunk groups which provide interconnection from the MGC switch or the MGC unbundled local switching line ports to the BA TOPS.

         Rates for requests for 0- operator handled calls will be billed to MGC and are set forth in Exhibit A. In addition, for calls originating from a facilities-based MGC switch or for calls from MGC unbundled local switching line ports, there will be charges to terminate the call from the

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


TOPS Tandem to the called party. These include applicable per minute of use Unbundled Tandem Transport Charges ("UTTC") for each call transported between the TOPS Tandem and the originating End Office, per minute of use Tandem Transit Switching Charge ("TTSC") for each call that traverses a BA Tandem switch, and the appropriate per minute of use charges for Reciprocal Compensation ("UNRCC" or "UCRCC") depending on the terminating End Office Switch, as set forth in Exhibit A.

         19.10    Operator Emergency Bulletin Service

         At MGC's option, BA will provide MGC with emergency numbers for police, fire, ambulance and Public Safety Answering Points (PSAP) in the BA serving area so that MGC operators can connect callers directly to the proper emergency bureaus.

         The BA Operator Emergency Bulletin Service lists the emergency, police, fire, ambulance and PSAP telephone numbers by municipality and in alphabetical order for each of the areas served by BA.

         Operator Emergency Bulletin Service is available for use by MGC operators solely for the purpose of assisting callers in reaching an emergency bureau.

         Operator Emergency Bulletin Service provides a copy of BA's own emergency bulletin. This service includes one annual copy of the bulletin plus periodic updates during the year. Other Local Exchange Carrier emergency numbers are not included.

         Rates and charges for Operator Emergency Bulletin service are set forth in Exhibit A.

         19.11    Operator Passthrough Service

         At MGC's option, BA will, provide MGC's Customers with operator passthrough service to access their presubscribed Interexchange Carrier's operators for operator assisted call completion. Such access will be available only where the presubscribed IXC provides operator services for MGC's Customers for calls originating from a particular LATA, and where the IXC OS has the capability to receive calls passed from BA within the LATA.

         If an IXC does not provide operator services for MGC's Customer, BA will provide MGC's Customer with access to an IXC designated operator services provider or to a BA

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


provided announcement which will direct MGC's Customer to contact the Customer's presubscribed IXC for dialing instructions.

         The Operator Passthrough charge is applied on an operator work second basis, and rated using the 0- operator handled calls in Exhibit A.

         MGC will be charged for calls passed through to either the Presubscribed IXC's operator, or to a BA provided recording indicating that the IXC does not provide service in that area.

         Rates and charges for operator passthrough service are stated in Exhibit A.

20.0     COORDINATION WITH TARIFF TERMS

         20.1 The Parties acknowledge that some of the services, facilities, and arrangements described herein are or will be available under and subject to the terms of the federal or state tariffs of the other Party applicable to such services, facilities, and arrangements. To the extent a Tariff of the providing Party applies to any service, facility, and arrangement described herein, the Parties agree as follows:

                  20.1.1 Those rates and charges set forth in Exhibit A for the services, facilities, and arrangements described herein that reference or are identical to a rate contained in an existing Tariff of the providing Party, shall conform with those contained in the then-prevailing Tariff and vary in accordance with any changes that may be made to the Tariff rates and charges subsequent to the Effective Date.

                  20.1.2 As applied to wholesale discount rates, unbundled Network Elements or termination of Reciprocal Compensation Traffic and other Interconnection services purchased for the provision of Telephone Exchange Service or Exchange Access, the rates and charges set forth in Exhibit A shall apply until such time as they are replaced by new rates as may be approved by the Commission from time to time, subject to a stay or other order issued by any court of competent jurisdiction. At such time(s) as such new rates have been approved by the Commission, the Parties shall amend Exhibit A to reflect the new approved rates.

         20.2 Except with respect to the rates and charges described in subsection 20.1 above, all other terms contained in an applicable Tariff of the providing Party shall apply in connection with its provision of the particular service, facility, and arrangement hereunder.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

21.0     INSURANCE

         21.1 MGC shall maintain, during the term of this Agreement, all insurance and/or bonds required by law and necessary to satisfy its obligations under this Agreement, including, without limitation, its obligations set forth in Section 25 hereof. At a minimum and without limiting the foregoing covenant, MGC shall maintain the following insurance:

         (a) Commercial General Liability Insurance, on an occurrence basis, including but not limited to, premises-operations, broad form property damage, products/completed operations, contractual liability, independent contractors, and personal injury, with limits of at least $2,000,000 combined single limit for each occurrence.

         (b) Automobile Liability, Comprehensive Form, with limits of at least $500,000 combined single limit for each occurrence.

         (c) Excess Liability, in the umbrella form, with limits of at least $10,000,000 combined single limit for each occurrence.

         (d) Worker's Compensation Insurance as required by law and Employer's Liability Insurance with limits of not less than $1,000,000 per occurrence.

         21.2 MGC shall name BA as an additional insured on the foregoing insurance.

         21.3 MGC shall, within two (2) weeks of the date hereof and on a semi-annual basis thereafter, furnish certificates or other adequate proof of the foregoing insurance. The certificates or other proof of the foregoing insurance shall be sent to: [Bell Atlantic, Insurance Administration Group, 1320
N. Court House Road, 4th Floor, Arlington, Virginia, 22201]. In addition, MGC shall require its agents, representatives, or contractors, if any, that may enter upon the premises of BA or BA's affiliated companies to maintain similar and appropriate insurance and, if requested, to furnish BA certificates or other adequate proof of such insurance. Certificates furnished by MGC or MGC's agents, representatives, or contractors shall contain a clause stating: "BA - New York shall be notified in writing at least thirty (30) days prior to cancellation of, or any material change in, the insurance."

22.0     TERM AND TERMINATION

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


         22.1 This Agreement shall be effective as of the date first above written and continue in effect until December 31, 1999, and thereafter the Agreement shall continue in force and effect unless and until terminated as provided herein. Upon the expiration of the initial term, either Party may terminate this Agreement by providing written notice of termination to the other Party, such written notice to be provided at least ninety (90) days in advance of the date of termination. In the event of such termination, those service arrangements made available under this Agreement and existing at the time of termination shall continue without interruption under (a) a new agreement executed by the Parties, (b) standard Interconnection terms and conditions approved and made generally effective by the Commission, (c) Tariff terms and conditions generally available to CLECs, or (d) if none of the above is available, under the terms of this Agreement on a month-to-month basis until such time as (a), (b), or (c) becomes available.

         22.2 For service arrangements made available under this Agreement and existing at the time of termination, if the standard Interconnection terms and conditions or Tariff terms and conditions result in the non-terminating Party physically rearranging facilities or incurring programming expense, the non-terminating Party shall be entitled to recover such rearrangement or programming costs from the terminating Party.

         22.3 If either Party defaults in the payment of any amount due hereunder, or if either Party violates any other provision of this Agreement, and such default or violation shall continue for sixty (60) days after written notice thereof, the other Party may terminate this Agreement and services hereunder by written notice; provided the other Party has provided the defaulting Party and the appropriate federal and/or state regulatory bodies with written notice at least twenty-five (25) days prior to terminating service. Notice shall be posted by overnight mail, return receipt requested. If the defaulting Party cures the default or violation within the twenty-five (25) day period, the other Party will not terminate service or this Agreement but shall be entitled to recover all costs, if any, incurred by it in connection with the default or violation, including, without limitation, costs incurred to prepare for the termination of service.

23.0     DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

         EXCEPT AS EXPRESSLY PROVIDED UNDER THIS AGREEMENT, NO PARTY MAKES OR RECEIVES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, FUNCTIONS AND PRODUCTS IT PROVIDES UNDER OR CONTEMPLATED BY THIS AGREEMENT AND THE PARTIES DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


24.0     CANCELLATION CHARGES

         Except as provided in this Agreement or as otherwise provided in any applicable Tariff, no cancellation charges shall apply.

25.0     INDEMNIFICATION

         25.1 Each Party agrees to release, indemnify, defend and hold harmless the other Party from and against all losses, claims, demands, damages, expenses, suits or other actions, or any liability whatsoever, including, but not limited to, costs and attorneys' fees (collectively, a "Loss"), (a) whether suffered, made, instituted, or asserted by any other party or person, relating to personal injury to or death of any person, or for loss, damage to, or destruction of real and/or personal property, whether or not owned by others, arising from transactions or activities relating to this Agreement and to the extent proximately caused by the negligent or willful acts or omissions of the indemnifying Party, regardless of the form of action, or (b) suffered, made, instituted, or asserted by its own customer(s) against the other Party arising out of the other Party's provision of services to the indemnifying Party under this Agreement. Notwithstanding the foregoing indemnification, nothing in this
Section 25.0 shall affect or limit any claims, remedies, or other actions the indemnifying Party may have against the indemnified Party under this Agreement, any other contract, or any applicable Tariff(s), regulations or laws for the indemnified Party's provision of said services.

         25.2     The indemnification provided herein shall be conditioned upon:

         (a) The indemnified Party shall promptly notify the indemnifying Party of any action taken against the indemnified Party relating to the indemnification.

         (b) The indemnifying Party shall have sole authority to defend any such action, including the selection of legal counsel, and the indemnified Party may engage separate legal counsel only at its sole cost and expense.

         (c) In no event shall the indemnifying Party settle or consent to any judgment pertaining to any such action without the prior written consent of the indemnified Party, which consent shall not be unreasonably withheld. However, in the event the settlement or judgment requires a contribution from or affects the rights of the Indemnified Party, the Indemnified Party shall have the right to refuse such

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement

                  settlement or judgment and, at its own cost and expense, take over the defense against such Loss, provided that in such event the indemnifying Party shall not be responsible for, nor shall it be obligated to indemnify the indemnified Party against, the Loss for any amount in excess of such refused settlement or judgment.

         (d) The indemnified Party shall, in all cases, assert any and all provisions in its Tariffs that limit liability to third parties as a bar to any recovery by the third party claimant in excess of such limitation of liability.

         (e) The indemnified Party shall offer the indemnifying Party all reasonable cooperation and assistance in the defense of any such action.

26.0     LIMITATION OF LIABILITY

         26.1 The liability of either Party to the other Party for damages arising out of failure to comply with a direction to install, restore or terminate facilities; or out of failures, mistakes, omissions, interruptions, delays, errors, or defects (collectively, "Errors") occurring in the course of furnishing any services, arrangements, or facilities hereunder shall be determined in accordance with the terms of the applicable tariff(s) of the providing Party. In the event no tariff(s) apply, the providing Party's liability for such Errors shall not exceed an amount equal to the pro rata monthly charge for the period in which such failures, mistakes, omissions, interruptions, delays, errors or defects occur. Recovery of said amount shall be the injured Party's sole and exclusive remedy against the providing Party for such failures, mistakes, omissions, interruptions, delays, errors or defects.

         26.2 Neither Party shall be liable to the other in connection with the provision or use of services offered under this Agreement for indirect, incidental, consequential, reliance or special damages, including (without limitation) damages for lost profits (collectively, "Consequential Damages"), regardless of the form of action, whether in contract, warranty, strict liability, or tort, including, without limitation, negligence of any kind, even if the other Party has been advised of the possibility of such damages; provided, that the foregoing shall not limit a Party's obligation under Section 25.

         26.3 The Parties agree that neither Party shall be liable to the customers of the other Party in connection with its provision of services to the other Party under this Agreement. Nothing in this Agreement shall be deemed to create a third party beneficiary relationship between the Party providing the service and the customers of the Party purchasing the service. In

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


the event of a dispute involving both Parties with a customer of one Party, both Parties shall assert the applicability of any limitations on liability to customers that may be contained in either Party's applicable Tariff(s).

27.0     PERFORMANCE STANDARDS FOR SPECIFIED ACTIVITIES

         27.1     Performance Standards

         BA shall provide the Interconnection and unbundled Network Elements contemplated hereunder in accordance with the performance standards set forth in
Section 251(c) of the Act and the FCC Regulations.

         27.2     Performance Reporting

                  27.2.1 At such time as BA makes available the Performance Monitoring Reports described by the FCC Order in the Application of BELL ATLANTIC Corporation, Transferee, For Consent to Transfer Control of BELL ATLANTIC Corporation and its Subsidiaries, NSD-L-96-10, Memorandum Opinion and Order (August 14, 1997) ("the FCC Merger Order") to other Telecommunications Carriers purchasing Interconnection from BA, BA shall provide MGC with the Performance Monitoring Reports applicable to MGC in accordance with the requirements of said FCC Merger Order.

                  27.2.2 MGC agrees that the performance information included in the Performance Monitoring Reports is confidential and proprietary to BA, and shall be used by MGC solely for internal performance assessment purposes, for purposes of joint MGC and BA assessments of service performance, and for reporting to the Commission, the FCC, or courts of competent jurisdiction, under cover of an agreed-upon protective order, for the sole purpose of enforcing BA's obligations hereunder. MGC shall not otherwise disclose this information to third parties.

28.0     COMPLIANCE WITH LAWS; REGULATORY APPROVAL

         28.1 Each Party shall promptly notify the other Party in writing of any governmental action that suspends, cancels, withdraws, limits, or otherwise materially affects its ability to perform its obligations hereunder.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


         28.2 The Parties understand and agree that this Agreement will be filed with the Commission and may thereafter be filed with the FCC as an integral part of BA's application pursuant to Section 271(d) of the Act. The Parties covenant and agree that this Agreement is satisfactory to them as an agreement under
Section 251 of the Act. Each Party covenants and agrees to fully support approval of this Agreement by the Commission or the FCC under Section 252 of the Act without modification. The Parties, however, reserve the right to seek regulatory relief and otherwise seek redress from each other regarding performance and implementation of this Agreement, including, without limitation, the conformance of this Agreement to the FCC Regulations as provided in subsection 28.3 below.

         28.3 The Parties recognize that the FCC has issued and may continue to issue regulations implementing Sections 251, 252, and 271 of the Act that affect certain terms contained in this Agreement. In the event that any one or more of the provisions contained herein is inconsistent with any applicable rule contained in such FCC Regulations or, in BA's reasonable determination, affects BA's application pursuant to Section 271(d) of the Act, the Parties agree to make only the minimum revisions necessary to eliminate the inconsistency or amend the application-affecting provision(s). Such minimum revisions shall not be considered material, and shall not require further Commission approval (beyond any Commission approval required under Section 252(e) of the Act).

         28.4 In the event any Applicable Law other than the FCC Regulations requires modification of any material term(s) contained in this Agreement, either Party may require a renegotiation of the term(s) that require direct modification as well as of any term(s) that are reasonably affected thereby. If neither Party requests a renegotiation or if an Applicable Law requires modification of any non-material term(s), then the Parties agree to make only the minimum modifications necessary, and the remaining provisions of this Agreement shall remain in full force and effect. For purposes of this subsection
28.4 and without limitation of any other modifications required by Applicable Laws, the Parties agree that any modification required by Applicable Laws (i) to the two-tier Reciprocal Call Termination compensation structure for the transport and termination of Reciprocal Compensation Traffic described in Exhibit A, or (ii) that affects either Party's receipt of reciprocal compensation for the transport and termination of Reciprocal Compensation Traffic, shall be deemed to be a modification of a material term that requires immediate good faith renegotiation between the Parties.

         28.5 Compliance with the Communications Assistance for Law Enforcement Act of 1994 ("CALEA"). Each Party represents and warrants that any equipment, facilities or services provided to the other Party under this Agreement comply with CALEA. Each Party shall

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


indemnify and hold the other Party harmless from any and all penalties imposed upon the other Party for such noncompliance and shall at the non-compliant Party's sole cost and expense, modify or replace any equipment, facilities or services provided to the other Party under this Agreement to ensure that such equipment, facilities and services fully comply with CALEA.

29.0     MISCELLANEOUS

         29.1     Authorization

                  29.1.1 BA is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full power and authority to execute and deliver this Agreement and to perform the obligations hereunder.

                  29.1.2 MGC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

         29.2     Independent Contractor

         Each Party shall perform services hereunder as an independent contractor and nothing herein shall be construed as creating any other relationship between the Parties. Each Party and each Party's contractor shall be solely responsible for the withholding or payment of all applicable federal, state and local income taxes, social security taxes and other payroll taxes with respect to their employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers' compensation acts. Each Party has sole authority and responsibility to hire, fire and otherwise control its employees.

         29.3     Force Majeure

         Neither Party shall be responsible for delays or failures in performance resulting from acts or occurrences beyond the reasonable control of such Party, regardless of whether such delays or failures in performance were foreseen or foreseeable as of the date of this Agreement, including, without limitation: adverse weather conditions, fire, explosion, power failure, acts of God, war, revolution, civil commotion, or acts of public enemies; any law, order, regulation, ordinance or requirement of any government or legal body; or labor unrest, including, without limitation, strikes, slowdowns, picketing or boycotts; or delays caused by the other Party or by other service or equipment vendors; or any other circumstances beyond the Party's reasonable

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control. In such event, the affected Party shall, upon giving prompt notice to the other Party, be excused from such performance on a day-to-day basis to the extent of such interferences (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis to the extent such Party's obligations relate to the performance so interfered with). The affected Party shall use its best efforts to avoid or remove the cause(s) of non-performance and both Parties shall proceed to perform with dispatch once the cause(s) are removed or cease.

         29.4     Confidentiality

                  29.4.1 All information, including but not limited to specification, microfilm, photocopies, magnetic disks, magnetic tapes, drawings, sketches, models, samples, tools, technical information, data, employee records, maps, financial reports, and market data, (i) furnished by one Party to the other Party dealing with customer specific, facility specific, or usage specific information, other than customer information communicated for the purpose of publication or directory database inclusion, or (ii) in written, graphic, electromagnetic, or other tangible form and marked at the time of delivery as "Confidential" or "Proprietary," or (iii) communicated orally and declared to the receiving Party at the time of delivery, and by written notice given to the receiving Party within ten (10) days after delivery, to be "Confidential" or "Proprietary" (collectively referred to as "Proprietary Information"), shall remain the property of the disclosing Party.

                  29.4.2 Each Party shall keep all of the other Party's Proprietary Information confidential in the same manner it holds its own Proprietary Information confidential (which in all cases shall be no less than reasonable) and shall use the other Party's Proprietary Information only for performing the covenants contained in this Agreement. Neither Party shall use the other Party's Proprietary Information for any other purpose except upon such terms and conditions as may be agreed upon between the Parties in writing.

                  29.4.3 Unless otherwise agreed, the obligations of confidentiality and non-use set forth in this Agreement do not apply to such Proprietary Information that:

                  (a) was, at the time of receipt, already known to the receiving Party free of any obligation to keep it confidential as evidenced by written records prepared prior to delivery by the disclosing Party; or

                  (b) is or becomes publicly known through no wrongful act of the receiving Party; or

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


                  (c) is rightfully received from a third person having no direct or indirect secrecy or confidentiality obligation to the disclosing Party with respect to such information; or

                  (d) is independently developed by an employee, agent, or contractor of the receiving Party that is not involved in any manner with the provision of services pursuant to this Agreement and does not have any direct or indirect access to the Proprietary Information; or

                  (e) is approved for release by written authorization of the disclosing Party; or

                  (f) is required to be made public by the receiving Party pursuant to applicable law or regulation, provided that the receiving Party shall give sufficient notice of the requirement to the disclosing Party to enable the disclosing Party to seek protective orders.

                  29.4.4 Upon request by the disclosing Party, the receiving Party shall return all tangible copies of Proprietary Information, whether written, graphic, electromagnetic or otherwise, except that the receiving Party may retain one copy for archival purposes only.

                  29.4.5 Notwithstanding any other provision of this Agreement, the provisions of this subsection 29.4 shall apply to all Proprietary Information furnished by either Party to the other in furtherance of the purpose of this Agreement, even if furnished before the Effective Date.

         29.5     Choice of Law

         The construction, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the state in which this Agreement is to be performed, except for its conflicts of laws provisions. In addition, insofar as and to the extent federal law may apply, federal law will control.

         29.6     Taxes

         Each Party purchasing services hereunder shall pay or otherwise be responsible for all federal, state, or local sales, use, excise, gross receipts, transaction or similar taxes, fees or

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


surcharges levied against or upon such purchasing Party (or the providing Party when such providing Party is permitted to pass along to the purchasing Party such taxes, fees or surcharges), except for any tax on either Party's corporate existence, status or income. Whenever possible, these amounts shall be billed as a separate item on the invoice. To the extent a sale is claimed to be for resale tax exemption, the purchasing Party shall furnish the providing Party a proper resale tax exemption certificate as authorized or required by statute or regulation by the jurisdiction providing said resale tax exemption. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the purchasing Party.

         29.7     Assignment

         Either Party may assign this Agreement or any of its rights or obligations hereunder to a third party, including, without limitation, its parent or other affiliate, with the other Party's prior written consent, which consent shall not be unreasonably withheld upon the provision of reasonable evidence by the proposed assignee that it has the resources, ability, and authority to provide satisfactory performance under this Agreement. Any assignment or delegation in violation of this subsection 29.7 shall be void and ineffective and constitute a default of this Agreement.

         29.8     Billing and Payment; Disputed Amounts

                  29.8.1 Except as may otherwise be provided in this Agreement, each Party shall submit on a monthly basis an itemized statement of charges incurred by the other Party during the preceding month(s) for services rendered hereunder. Payment of billed amounts under this Agreement, whether billed on a monthly basis or as otherwise provided herein, shall be due, in immediately available U.S. funds, within thirty (30) days of the date of such statement.

                  29.8.2 Although it is the intent of both Parties to submit timely and accurate statements of charges, failure by either Party to present statements to the other Party in a timely manner shall not constitute a breach or default, or a waiver of the right to payment of the incurred charges, by the billing Party under this Agreement, and the billed Party shall not be entitled to dispute the billing Party's statement(s) based on such Party's failure to submit them in a timely fashion.

                  29.8.3 If any portion of an amount due to a Party (the "Billing Party") under this Agreement is subject to a bona fide dispute between the Parties, the Party billed (the "Non-Paying Party") shall within thirty (30) days of its receipt of the invoice containing such disputed

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amount give notice to the Billing Party of the amounts it disputes ("Disputed
Amounts") and include in such notice the specific details and reasons for disputing each item. The Non-Paying Party shall pay when due (i) all undisputed amounts to the Billing Party and (ii) all Disputed Amounts into an interest bearing escrow account with a third Party escrow agent mutually agreed upon by the Parties.

                  29.8.4 If the Parties are unable to resolve the issues related to the Disputed Amounts in the normal course of business within ninety (90) days after delivery to the Billing Party of notice of the Disputed Amounts, each of the Parties shall appoint a designated representative who has authority to settle the dispute and who is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the dispute and negotiate in good faith in an effort to resolve such dispute. The specific format for such discussions will be left to the discretion of the designated representatives, however all reasonable requests for relevant information made by one Party to the other Party shall be honored.

                  29.8.5 If the Parties are unable to resolve issues related to the Disputed Amounts within forty-five (45) days after the Parties' appointment of designated representatives pursuant to subsection 29.9, then either Party may file a complaint with the Commission to resolve such issues or proceed with any other remedy pursuant to law or equity. The Commission may direct release of any or all funds (including any accrued interest) in the escrow account, plus applicable late fees, to be paid to either Party.

                  29.8.6 The Parties agree that all negotiations pursuant to this subsection 29.8 shall remain confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

                  29.8.7 Any undisputed amounts not paid when due shall accrue interest from the date such amounts were due at the lesser of (i) one and one-half percent (1-1/2%) per month or (ii) the highest rate of interest that may be charged under applicable law.

         29.9     Dispute Resolution

                  29.9.1 Any dispute between the Parties regarding the interpretation or enforcement of this Agreement or the provision of any services hereunder shall be addressed by good faith negotiation between the Parties, in the first instance, according to the escalation

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


procedures in Subsection 29.9.2 below, other than billing disputes which shall be addressed according to the procedures established in Section 29.8. Should such negotiations fail to resolve the dispute in the appropriate time periods as specified in Subsection 29.9.2, either Party may initiate an appropriate action in any regulatory or judicial forum of competent jurisdiction. The Parties may also agree to other informal resolution processes for specific circumstances prior to initiating a regulatory or judicial action.

                  29.9.2     Escalation Procedures

                  The Parties shall submit any dispute between BA and MGC for resolution to an Inter-Company Review Board consisting of one representative from each Party at the vice-president or above level (or such lower level as the Parties agree) according to the following procedures:

                  (a) Each Party must designate its initial representative to the Inter-Company Review Board within (15) days of the Effective Date of this Agreement.

                  (b) A Party may change its designee, or select an alternative designee, on one (1) day's notice to the other Party.

                  (c) A dispute will be deemed submitted to the Inter-Company Review Board on the date a Party requests Inter-Company Review Board action in writing, transmitted by facsimile as set forth in
                             Section 29.10 of the Agreement and to each Party's representative designated pursuant to Section
                             29.9.2 (a).

                  (d) If the Inter-Company Review Board is unable to resolve a service affecting dispute within five business days (or such longer period as agreed to in writing by the Parties) of submission to it of the dispute, a Party may initiate a judicial or regulatory proceeding in accordance with the requirements of Section 29.9. 1.

                  (e) If the Inter-Company Review Board is unable to resolve a non-service affecting dispute within thirty (30) days (or such longer period as agreed to in writing by the Parties) of submission to it of the dispute, a Party may initiate a judicial or regulatory proceeding in accordance with the requirements of Section 29.9. 1.

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                  (f)        The Parties agree that all negotiations pursuant to
                             this Section 29.9 shall be confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

         29.10    Notices

         Except as otherwise provided in this Agreement, notices given by one Party to the other Party under this Agreement shall be in writing and shall be
(a) delivered personally, (b) delivered by express delivery service, (c) mailed, certified mail or first class U.S. mail postage prepaid, return receipt requested, or (d) delivered by telecopy to the following addresses of the
Parties:

                  To MGC:

                  MGC COMMUNICATIONS, INC.
                  3301 North Buffalo Drive
                  Las Vegas, Nevada 89129
                  Attn: Kent F. Heyman
                         Vice President and General Counsel
                  Facsimile: 702-310-5689

                  To BA:

                  BELL ATLANTIC
                  1095 Avenue of Americas
                  40th Floor
                  New York, NY 10036
                  Attn: President - Telecommunications Industry Services
                  Facsimile: (212) 597-2585

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                  with a copy to:

                  BELL ATLANTIC
                  1095 Avenue of Americas
                  40th Floor
                  New York, NY 10036
                  Attn: General Counsel
                  Facsimile: (212) 597-2560

or to such other address as either Party shall designate by proper notice. Notices will be deemed given as of the earlier of (i) the date of actual receipt, (ii) the next business day when notice is sent via express mail or personal delivery, (iii) three (3) days after mailing in the case of first class or certified U.S. mail, or (iv) on the date set forth on the confirmation in the case of telecopy.

         29.11    Section 252(i) Obligations

                  29.11.1 To the extent required under Applicable Law, BA shall make available without unreasonable delay to MGC any individual interconnection, service or network element contained in any agreement to which it is a party that is approved by the Commission pursuant to Section 252 of the Act, upon the same rates, terms, and conditions as those provided in the agreement.

                  29.11.2 To the extent the exercise of the foregoing options requires a rearrangement of facilities by the providing Party, the opting Party shall be liable for the non-recurring charges associated therewith.

                  29.11.3 The Party electing to exercise such option shall do so by delivering written notice to the first Party. Upon receipt of said notice by the first Party, the Parties shall amend this Agreement to provide the same rates, terms and conditions to the notifying Party for the remaining term of this Agreement; provided, however, that the Party exercising its option under this subsection 29.11 must continue to provide the same services or arrangements to the first Party as required by this Agreement, subject either to the rates, terms, and conditions applicable to the first Party in its agreement with the third party or to the rates, terms, and conditions of this Agreement, whichever is more favorable to the first Party in its sole determination.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


         29.12    Joint Work Product

         This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.

         29.13    No Third Party Beneficiaries; Disclaimer of Agency

         This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein express or implied shall create or be construed to create any third-party beneficiary rights hereunder. Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party. Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party's business.

         29.14    No License

                  29.14.1 Except as may be expressly provided herein, nothing in this Agreement shall be construed as the grant of a license with respect to any patent, copyright, trademark, trade name, trade secret or any other proprietary or intellectual property now or hereafter owned, controlled or licensable by either Party. Neither Party may use any patent, copyrightable materials, trademark, trade name, trade secret or other intellectual property right of the other Party except in accordance with the terms of a separate license agreement between the Parties granting such rights.

                  29.14.2 Neither Party shall have any obligation to defend, indemnify or hold harmless, or acquire any license or right for the benefit of, or owe any other obligation or have any liability to, the other Party or its customers based on or arising from any, claim, demand, or proceeding by any third party alleging or asserting that the use of any circuit, apparatus, or system, or the use of any software, or the performance of any service or method, or the provision of any facilities by either Party under this Agreement, alone or in combination with that of the other Party, constitutes direct, vicarious or contributory infringement or inducement to infringe, misuse or misappropriation of any patent, copyright, trademark, trade secret, or any other

                                      -75-
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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


proprietary or intellectual property right of any Party or third party. Each Party, however, shall offer to the other reasonable cooperation and assistance in the defense of any such claim.

                  29.14.3 NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE PARTIES AGREE THAT NEITHER PARTY HAS MADE, AND THAT THERE DOES NOT EXIST, ANY WARRANTY, EXPRESS OR IMPLIED, THAT THE USE BY THE PARTIES OF THE OTHER'S FACILITIES, ARRANGEMENTS, OR SERVICES PROVIDED UNDER THIS AGREEMENT SHALL NOT GIVE RISE TO A CLAIM BY ANY THIRD PARTY OF INFRINGEMENT, MISUSE, OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHT OF SUCH THIRD PARTY.

         29.15    Technology Upgrades

         Nothing in this Agreement shall limit BA's ability to upgrade its network through the incorporation of new equipment, new software or otherwise. BA shall provide MGC written notice at least ninety (90) days prior to the incorporation of any such upgrades in BA's network that will materially affect MGC's service, and shall exercise reasonable efforts to provide at least one hundred eighty (180) days notice where practicable. In addition, BA shall comply with the FCC Network Disclosure rules set forth in the FCC Regulations to the extent applicable. MGC shall be solely responsible for the cost and effort of accommodating such changes in its own network.

         29.16    Survival

         The Parties' obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.

         29.17    Entire Agreement

         The terms contained in this Agreement and any Schedules, Exhibits, tariffs and other documents or instruments referred to herein, which are incorporated into this Agreement by this reference, constitute the entire agreement between the Parties with respect to the subject matter hereof, superseding all prior understandings, proposals and other communications, oral or written. Neither Party shall be bound by any preprinted terms additional to or different from those in this Agreement that may appear subsequently in the other Party's form documents, purchase orders, quotations, acknowledgments, invoices or other communications.

                                      -76-
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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


         29.18    Counterparts

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         29.19    Modification, Amendment, Supplement, or Waiver

         No modification, amendment, supplement to, or waiver of the Agreement or any of its provisions shall be effective and binding upon the Parties unless it is made in writing and duly signed by the Parties. A failure or delay of either Party to enforce any of the provisions hereof, to exercise any option which is herein provided, or to require performance of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or options.

         29.20    Successors and Assigns

         This Agreement shall be binding on and inure to the benefit of the Parties and their respective legal successors and permitted assigns.

         29.21    Publicity and Use of Trademarks or Service Marks

         Neither Party nor its subcontractors or agents shall use the other Party's trademarks, service marks, logos or other proprietary trade dress in any advertising, press releases, publicity matters or other promotional materials without such Party's prior written consent.

         29.22    Restructured/New Rates

         Nothing in this Agreement shall affect or limit (i) BA's right with respect to a new element or service not offered to MGC under this Agreement on the Effective Date of this Agreement, or (ii) BA's right to modify, restructure or change an existing element or service and to charge MGC such rates as approved by the PSC for such modified, restructured or altered element or service. BA shall be entitled to recover from MGC such new, additional or restructured rates, charges or prices effective from the date when and to the extent BA seeks approval from the PSC of such new, additional or restructured rates, charges or prices, either pursuant to a tariff filing or other application to the PSC, subject to later true-up on the date such new additional or restructured rates, charges or prices are actually approved by the PSC.

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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement


         29.23    Integrity of BELL ATLANTIC Network

         The Parties acknowledge that BELL ATLANTIC, at its election, may deploy fiber throughout its network and that such fiber deployment may inhibit or facilitate MGC's ability to provide service using certain technologies. Notwithstanding any other provision of this Agreement, BELL ATLANTIC shall have the right to deploy, upgrade, migrate and maintain its network at its discretion.

                                      -78-
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      MGC COMMUNICATIONS, INC. - BELL ATLANTIC Interconnection Agreement



         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of this Third day of April, 1998.

MGC COMMUNICATIONS, INC.                             BELL ATLANTIC - NEW YORK

By:                                                  By:
    --------------------------------------                  --------------------------------------

Printed:     Kent F. Heyman                          Printed:       Jacob J. Goldberg
         ---------------------------------                   -------------------------------------

Title: Vice President and General Counsel            Title: President - Telecommunications
       ----------------------------------                -----------------------------------------
                                                                   Industry Services
                                                                ----------------------------------

                                      -79-